Exhibit 10.5

GROUND LEASE AGREEMENT

BY AND BETWEEN

CMH II HOLDING CO.

AND

CHP DUNKIRK MOB OWNER, LLC

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ARTICLE 1 DEMISE OF PROPERTY		1

1.1	Land.	1

ARTICLE 2 TERM		1

2.1	Term.	1
2.2	Possession.	2
2.3	No Renewal or Extension Rights.	2

ARTICLE 3 RENT		2

3.1	Net Rent.	2
3.2	Additional Rent.	3
3.3	Payment; Late Charge.	4

ARTICLE 4 DEVELOPMENT AND CONSTRUCTION BY TENANT		5

4.1	Tenant Alterations.	5
4.2	Naming Rights.	5

ARTICLE 5 PERMITTED USE; RESTRICTIONS; AND PROHIBITED USES		6

5.1	Permitted Use.	6
5.2	Prohibitions and Limitations on Use.	7
5.3	Prohibited Services for an Occupant’s Own Patients.	8
5.4	Radius Restriction.	9
5.5	Covenant to Operate.	9
5.6	Landlord’s and CMH’s Exemption Rights.	9
5.7	Permitted Medical Retail Activities.	10
5.8	Revisions of Provisions of ARTICLE 5 in the Event of Merger/Acquisition.	11

ARTICLE 6 TENANT FINANCING; LEASEHOLD MORTGAGES		11

6.1	Tenant’s Right to Finance Generally.	11
6.2	Leasehold Mortgages; Protective Provisions.	12
6.3	Financing Terms.	15
6.4	Cross Default Prohibition.	15

ARTICLE 7 ASSIGNMENT, MORTGAGES AND SUBLETTING		15

7.1	Assignment.	15
7.2	Covenant Against Encumbrance.	16
7.3	Space Leasing.	17
7.4	Right of First Offer to Lease Available Space.	20
7.5	Subordination; Attornment.	21

ARTICLE 8 PREEMPTIVE RIGHTS		23

-i-

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8.1	Right of First Offer to Purchase.	23

ARTICLE 9 MANAGEMENT, MAINTENANCE AND REPAIR OF MOB		25

9.1	Management of Property and MOB.	25
9.2	Maintenance of Improvements.	26
9.3	Alterations.	26
9.4	Utilities.	27
9.5	No Landlord Services.	27
9.6	Compliance with Legal Requirements.	27
9.7	No Change in Zoning.	27
9.8	Contest of Laws.	27
9.9	Telecommunications Equipment and Services.	28
9.10	Access Rights for Other Personal Property.	29
9.11	Landlord’s Right to Perform Tenant’s Covenants.	29

ARTICLE 10 INSURANCE AND INDEMNIFICATION		30

10.1	Tenant’s Insurance.	30
10.2	Landlord’s Insurance.	31
10.3	Indemnification of Landlord by Tenant.	31
10.4	Indemnification of Tenant by Landlord.	31
10.5	Hazardous Material.	32
10.6	Survival.	33

ARTICLE 11 DAMAGE OR DESTRUCTION		33

11.1	Duty to Repair.	33
11.2	Tenant’s Failure to Repair.	34
11.3	Payment of Proceeds.	34
11.4	No Abatement.	35

ARTICLE 12 CONDEMNATION		35

12.1	Participation in Proceedings.	35
12.2	Definitions.	35
12.3	Effect of Taking; Termination of Lease.	36
12.4	Allocation of Proceeds.	36
12.5	Continuation of Lease After Taking.	36
12.6	Certain Damages Not Collectible by Tenant.	36
12.7	Taking of Lesser Interests.	36
12.8	Taking for Temporary Use.	37
12.9	Rights of Leasehold Mortgagee.	37

ARTICLE 13 SURRENDER		37

13.1	Surrender of Property.	37
13.2	Removal of Certain Property.	38
13.3	Property Not Removed.	38

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13.4	Failure to Vacate.	38
13.5	Survival of Terms.	38

ARTICLE 14 NOTICE		38

14.1	Notice.	38

ARTICLE 15 DEFAULT; REMEDIES		39

15.1	Default of Tenant.	39
15.2	Default of Landlord.	41
15.3	Remedies.	41
15.4	No Waiver.	42
15.5	Tenant’s Remedies.	42
15.6	Tenant’s Bankruptcy.	43

ARTICLE 16 QUIET ENJOYMENT		44

16.1	Tenant’s Right to Quiet Enjoyment.	44
16.2	Landlord’s Right of Entry.	44

ARTICLE 17 ESTOPPEL CERTIFICATES		45

17.1	Estoppel Certificates.	45

ARTICLE 18 LANDLORD’S LIABILITY		45

18.1	Definition of Landlord.	45
18.2	Limitation on Landlord’s Liability.	46

ARTICLE 19 BROKERS		46

19.1	Indemnification for Leasing Commissions.	46

ARTICLE 20 MISCELLANEOUS		46

20.1	Waiver.	46
20.2	Entire Agreement; Amendments.	46
20.3	Standards of Consent and Mutual Agreement to Appointments.	46
20.4	Offer of Lease.	47
20.5	Governing Law.	47
20.6	True Lease.	47
20.7	Time is of the Essence.	47
20.8	Counterparts.	48
20.9	Recorded Memorandum.	48
20.10	Third Party Beneficiary.	48
20.11	WAIVER OF TRIAL BY JURY.	48

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LIST OF EXHIBITS

Exhibit A	-	Land
Exhibit 5.2	-	Prohibitions and Limitations on Use
Exhibit 5.4	-	Zip Codes
Exhibit 7.3 (i)	-	Proposed Tenant Form
Exhibit 10.1	-	Tenant’s Insurance

GROUND LEASE AGREEMENT

THIS GROUND LEASE AGREEMENT (“Lease”), dated as of August 30, 2013 (the “Lease Effective Date”), is by and between CMH II HOLDING CO., a Maryland non-stock corporation (“Landlord”), and CHP DUNKIRK MOB OWNER, LLC, a Delaware limited liability company (“Tenant”). Each of Landlord and Tenant is a “Party” and collectively, the “Parties.”

WHEREAS, Landlord owns certain real estate in Calvert County, Maryland, which is described on Exhibit A (the “Land”); and

WHEREAS, the Land is improved by a medical office building consisting of approximately 22,626 rentable square feet (the “MOB”); and

WHEREAS, Landlord desires to lease the Land and any interest Landlord may have in the MOB to Tenant and Tenant desires to lease the Land and any such interest from Landlord subject to and in accordance with the terms of this Lease.

NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions hereinafter set forth, Landlord does hereby demise and lease to Tenant the Property (hereinafter defined) and the Parties hereto do hereby agree as follows:

ARTICLE 1

DEMISE OF PROPERTY

1.1 Land. The “Land”, as defined herein, shall include any rights, privileges, benefits, easements and appurtenances pertaining to said Land, if any. The MOB and other improvements located on the Land are collectively referred to herein and the “Improvements”. The Land and the Improvements are collectively referred to herein as the “Property”. Landlord, for and in consideration of the Rent (as defined herein) hereinafter reserved and the covenants and agreements contained in this Lease on the part of Tenant to be kept, performed and fulfilled, has demised and leased and by these presents does demise and lease unto Tenant, its permitted successors and assigns, the Property for the Term, subject however to the Permitted Exceptions (as defined herein) and the terms of this Lease.

ARTICLE 2

TERM

2.1 Term. The term of the Lease (the “Term”) shall commence on the Lease Effective Date (as such date may be modified by a writing signed by Landlord and Tenant (The “Certificate Confirming Lease Commencement Date and Lease Expiration Date”)), (the “Lease Commencement Date”) and the Term of the Lease shall expire at 11:59 p.m. on the last day of the twelfth (12th) month of the Seventy-fifth (75th) year after the Lease Commencement Date, unless sooner terminated as set forth herein (the “Lease Expiration Date”). The successive one-year periods commencing on the first July 1 to occur following the Lease Commencement Date and ending on June 30 of the following calendar year until the Lease Expiration Date shall each be a “Lease Year.” In the event the Lease Commencement Date is not July 1, then the first Lease Year shall be an abbreviated Lease Year and shall be for the period from the Lease Commencement Date to the 30th day of June first following. Upon occurrence of the Lease Commencement Date, the Landlord and Tenant shall execute the Certificate confirming the Lease Commencement Date and the Lease Expiration Date.

2.2 Possession. Landlord shall deliver possession of the Property to Tenant as of the Lease Commencement Date in “AS IS, WHERE IS” condition and subject to all then existing tenancies and any and all matters related the MOB and the Land and the title thereto, including, but not limited to their condition, state of repair, compliance or non-compliance with all present and future laws, statutes, requirements, ordinances, orders, judgments, regulations, administrative and/or judicial determinations, even if unforeseen or extraordinary, of every governmental or quasi-governmental authority, court or agency claiming jurisdiction over the Property either Party or this Lease, whether now or hereafter enacted or in effect (including, without limitation, laws, rules and regulations governing the presence, use, handling, transportation or disposal of Hazardous Materials (defined herein) (“Environmental Laws”) and/or legal requirements pertaining to accessibility to disabled individuals, and/or to the provision of and reimbursement for health care services) and all easements, covenants, restrictions and conditions now or hereafter of record applicable to Tenant or to all or any portion of the Property or to the use, occupancy, possession, operation, maintenance, alteration, repair or restoration of any of the Improvements (collectively, “Legal Requirements”).

2.3 No Renewal or Extension Rights. There shall be no right, option, grant or power to extend the Lease Expiration Date or renew the Term.

ARTICLE 3

RENT

3.1 Net Rent.

(a) As of the Lease Commencement Date, there shall be due and owing from Tenant to Landlord as minimum rent for the Property (“Net Rent”) the initial annual amount of Fifty cents ($0.50) per rentable square foot of the MOB. The MOB consist of 22,626 rentable square feet, and the initial annual Net Rent will be Eleven Thousand Three Hundred Thirteen and No/100ths Dollars ($11,313.00). Net Rent will be adjusted should the rentable square footage of the MOB change pursuant to and in accordance with the provisions of this Lease. Tenant shall commence paying Net Rent to Landlord, in advance, on the Lease Effective Date.

(b) Net Rent is payable monthly in advance, in twelve (12) equal monthly installments on or before the first (1st) day of each month during the Term, commencing as of the Lease Commencement Date. Net Rent is payable without notice, demand, setoff, deduction, abatement or counterclaim, and without relief from valuation or appraisement laws. Net Rent payable during any partial month will be prorated for the number of days during such partial month included after the Lease Commencement Date and within the Term. If the Lease Commencement Date is not the first day of a month, a pro-rata installment of Net Rent shall be due and payable on the Lease Commencement Date.

On the first day of each Lease Year, following the expiration of the first Lease Year (each, a “Net Rent Adjustment Date”), the annual Net Rent shall be increased to equal the lesser of (i) one hundred three percent (103%) of the annual Net Rent payable immediately prior to such Net Rent Adjustment Date, or (ii) the product obtained by multiplying the annual Net Rent payable immediately prior to such Net Rent Adjustment Date by a fraction, the numerator of which is the Index (as defined herein) most recently available immediately prior to such Net Rent Adjustment Date, and the denominator of which is the Index most recently available immediately prior to the immediately preceding Net Rent Adjustment Date (or to the Lease Commencement Date, in the case of the first Net Rent Adjustment Date).

As used herein, the “Index” means the Consumer Price Index for Urban Wage Earners and Clerical Workers as promulgated by the Bureau of Labor Statistics of the United States Department of Labor (1982-1984=100) “All Items” (Washington-Baltimore) (hereinafter called the “Index”). If the Index or a relevant portion of the Index is no longer promulgated, Landlord, in its reasonable discretion, shall select a substitute index or substitute portion of the Index.

3.2 Additional Rent. Net Rent shall be absolutely net to Landlord, such that all costs, charges, expenses and obligations of every kind and nature related to the Property including, but not limited to, all utilities, taxes, insurance premiums, cost of maintenance, repair and replacement to the Property shall be paid by Tenant, and such costs and payments to be made by Tenant hereunder shall be deemed, for the purposes of securing the collection thereof, to be additional rent due and owing hereunder (“Additional Rent”).

(a) Without limiting the generality of the foregoing, during the Term, Tenant covenants and agrees to pay without notice, demand, setoff, deduction, abatement or counterclaim, and without relief from valuation or appraisement laws, the following amounts and the same shall constitute Additional Rent:

(i) all taxes, charges and assessments, general and special, ordinary and extraordinary, of every nature and kind whatever, and all water rates and sewage charges levied, assessed, imposed, due or payable during the Term, upon the Property, the MOB, the parking facilities (or portions thereof, as the case may be) dedicated for or used by the MOB, and any property of Tenant located on the Property, whether such tax, rate, charge or assessment shall be for city, town, county, state, federal or any other purpose whatsoever (“Taxes”). Should any Governmental Authority or political subdivision impose any taxes and/or assessments, whether or not now customary or within the contemplation of the Parties hereto, either by way of substitution for Taxes presently levied and assessed against the Property or MOB and any property of Tenant located on the Property, or in addition thereto, other than Landlord’s personal income tax or any estate tax or inheritance tax, such taxes and/or assessments shall be deemed to constitute “Taxes” for the purpose of this section and shall be paid by Tenant. Tenant shall furnish to Landlord satisfactory evidence of the payment of Taxes at the time the same are due and payable. General real estate taxes shall be prorated for the first and last year of the Term.

(ii) Notwithstanding Section 3.2(a)(i), unless the Property is separately assessed for Taxes, Landlord shall pay all Taxes, including Taxes for the Property, and

Tenant shall pay to Landlord Landlord’s reasonable estimate of the amount of Taxes allocated to the Improvements together with Tenant’s proportionate share of the Taxes in accordance with proportion of the area of the Land bears to the total area assessed for purposes of Taxes and assessed against the parking facilities (or portions thereof, as the case may be) dedicated for or used by the MOB, as reasonably determined by Landlord on the basis of information furnished by the Governmental Authority responsible for real estate valuation and assessment. Nothing herein shall be construed to require the Landlord to subdivide the Property.

(b) Commencing with the first year the Property is separately assessed for Taxes, Tenant may seek a reduction in the assessed valuation (for Tax purposes) of the Property, the MOB and any property of Tenant located on the Property provided the same is done in good faith and in compliance with Legal Requirements by and at Tenant’s sole cost and expense. No contest permitted hereunder, however, shall permit Tenant to defer payment of any such contested Taxes. Landlord may pay the disputed amounts if Landlord determines in its sole judgment that payment is necessary to protect Landlord’s property and Tenant shall repay Landlord any such amounts upon demand. Tenant shall be entitled to all refunds for taxes allocated to the Property that are actually paid associated with Tenant’s successful prosecution of any such proceeding; provided, such refunds relate to periods of time during which Tenant is in possession of the Property. All refunds related to periods of time other than during Tenant’s occupancy of the Property shall belong to Landlord. If required by applicable law, Landlord shall join in any proceeding referred to in this Section; provided, however, Tenant shall indemnify and save Landlord harmless from any costs and expenses associated with such proceedings.

(c) If by law any Taxes are payable or, at the option of the taxpayer, may be paid in installments, Tenant may pay the same in installments at the time said installments become due and payable and in any event before any fine, penalty, interest or cost may be added thereto for the nonpayment of any such installment; provided, however, with respect to any Taxes which are levied and assessed during the Term hereof, the foregoing shall not excuse Tenant from paying such installments thereof as may become due and payable after the expiration of the Term, and Tenant’s obligation with respect to the payment thereof shall survive the expiration of this Lease.

3.3 Payment; Late Charge. All payments of Net Rent and Additional Rent and any other amount payable by Tenant to Landlord under this Lease (collectively, “Rent”) shall be delivered to Landlord at the address specified in Section 14.1, or at such other address as Landlord may, from time to time designate by giving written notice to Tenant in accordance with the provisions of Section 14.1. Neither the acceptance by Landlord of a lesser amount than due hereunder, nor any endorsement or statement on a check or an instrument accompanying any payment shall be deemed an accord and satisfaction, and Landlord may accept any such check or payment without prejudicing its right to recover all outstanding amounts due under this Lease and pursue all remedies available hereunder. If for any reason Tenant fails to pay any Rent installment due hereunder within ten (10) days of the date due, then upon the first such occurrence in any one calendar year such installment shall bear interest from the date the same was due until paid at the rate of the then current “Prime Interest Rate” as published by the Wall Street Journal, plus five percent (5%) (the “Interest Rate”). Upon any subsequent failure to pay any Rent installment due hereunder within fifteen (15) days of the due date within the same calendar year: (i) Tenant shall pay Landlord a late fee equal to five percent (5%) of such installment due, and (ii) such installment shall bear interest from the date the same was due until paid at the Interest Rate. Any and all payments due under this Lease from Tenant to Landlord, including, but not limited to those within the definition of “Rent” shall be deemed to be rent and Landlord shall have, with respect to any and all such payments, all of the rights and remedies available to landlord in the State of Maryland available upon a tenant’s non-payment of rent.

ARTICLE 4

DEVELOPMENT AND CONSTRUCTION BY TENANT

4.1 Tenant Alterations. Tenant shall not make any alterations, changes, replacements, improvements or additions (any of which is an “Alteration”) in and to the Property at any time, unless Tenant shall first obtain Landlord’s prior written consent, if required pursuant to Section 9.3. Landlord shall not be required to furnish any services or facilities or to make any improvements, repairs, replacements or alterations in or to the Property after the Lease Commencement Date. Landlord’s interest in the Property shall not be subject to any lien for work ordered by or furnished on behalf of Tenant.

4.2 Naming Rights. Landlord shall have the right, from time to time upon at least sixty (60) calendar days prior written notice to Tenant to name or re-name the MOB provided that such name is not likely to materially and negatively affect Tenant’s ability to market and lease space within the MOB. If Tenant determines, in its reasonable discretion, that a proposed name is likely to materially and negatively affect Tenant’s ability to lease space in the MOB, Tenant shall deliver written notice of objection to Landlord within ten (10) calendar days after receiving notice of the proposed name setting forth in detail the objection(s). If the Tenant fails to object to the name selected by the Landlord within ten (10) days, it shall be presumed that he Tenant has approved the same. The Parties shall, in good faith, use commercially reasonable efforts to resolve the dispute by mutual agreement. If such dispute cannot be settled by mutual agreement within a reasonable time, either Tenant or Landlord may submit the dispute to a reputable appraiser or real estate consultant familiar with the metropolitan market mutually selected by Tenant and Landlord, and the decision of such appraiser or consultant shall be conclusive and binding upon the Parties. Tenant hereby expressly approves of any name utilizing “Calvert Memorial Hospital” or any derivation thereof and approves of any name and of any derivation thereof of any hospital as may, from time to time, be located on what is, as of the Lease Effective Date, the campus of Calvert Memorial Hospital (“Campus”). Landlord shall also have the right to require the placement of such name, at Landlord’s sole cost, designed in a manner acceptable to Landlord and approved by Tenant, which approval shall not be unreasonably conditioned, withheld, conditioned or delayed, on the exterior of the MOB in a location or locations acceptable to Landlord and approved by Tenant, which approval shall not be unreasonably conditioned, withheld or delayed, in compliance with all Legal Requirements. Such right shall include the right to the placement of any sign, logo, service mark or other similar mark either alone, or in conjunction with such name, on the exterior of the MOB in compliance with all Legal Requirements. Tenant shall not change the name of the MOB without the prior written consent of Landlord, which consent may be conditioned or withheld at the sole and absolute discretion of Landlord. The signage referred to in this Section 4.2 will be the sole and exclusive signage permitted on the exterior of the MOB and Tenant may not place any sign or signage on the Property, visible from outside the MOB without Landlord’s prior written consent. Landlord will reimburse Tenant for reasonable, out-of-pocket costs and expenses incurred by Tenant in re-naming the MOB pursuant to this Section 4.2, including, but not limited to costs relating to the removal and replacement of existing signage with the signage containing the new name.

ARTICLE 5

PERMITTED USE; RESTRICTIONS; AND PROHIBITED USES

5.1 Permitted Use.

(a) Tenant shall use the Property continuously (subject to casualty and condemnation) and only for the ownership and operation of a medical professional office building with office and related medical services and for no other purpose without the prior written consent of Landlord, which consent may be conditioned or denied in Landlord’s sole discretion. Tenant directly, or through its appointed manager, shall be solely responsible for the day-to-day operation and management of the MOB as set forth in ARTICLE 9. Tenant shall obtain and maintain in full force and effect throughout the Term, all approvals, permits, accreditations and licenses necessary to operate the MOB and shall otherwise comply with all Legal Requirements and all building and Campus rules and regulations promulgated by Landlord or by Calvert Memorial Hospital of Calvert County, a Maryland not for profit corporation (“CMH”) from time to time including a prohibition against the use of all tobacco products in the MOB and at or on the Property. Without limiting the generality of the forgoing, Tenant shall at all times comply with and shall cause all Space Tenants and other MOB Occupants (as defined herein) to comply with the following provisions:

(i) except to the extent expressly permitted in Section 5.7 below, the MOB shall be occupied, leased and used exclusively for physician and/or allied professional offices and for such diagnostic services and treatment services pursuant to Section 7.3 and uses incidental thereto such as general office uses and otherwise strictly in accordance with the terms of this Lease;

(ii) all physician offices shall be exclusively used and occupied by physicians and/or allied professionals and by such staff as is necessary to support such physicians and/or allied professional in the practice of medicine;

(iii) all physicians and nurse practitioners who are Space Tenants (as defined herein) or who occupy or perform any services in the MOB shall be: an individual who (I) is a member in good standing of the active professional staff of CMH or a CMH-affiliated hospital, or a member in good standing of the active medical staff of any general acute care hospital hereafter located on the Campus, or has applied for and is actively seeking privileges at said hospital(s) (collectively, the “Medical Staff”), and (II) shall not be a “Disqualified Provider” (as defined herein) unless, in each such case, otherwise approved in writing by Landlord or CMH in its sole discretion. Landlord acknowledges CMH’s intent to maintain the current medical staff category of privileges known as “Active Staff Without Clinical Privileges” as currently defined in the Medical Staff Bylaws, in substantially the same form as that category of privileges currently exists.

Should CMH cease to offer such medical staff category (or an equivalent thereto), then from such point forward, physicians and nurse practitioners who would otherwise be required to seek, obtain and maintain Medical Staff privileges in that category will no longer be required to do so and will no longer be prohibited from being Space Tenants or performing services in the MOB for failure to be on the active Medical Staff of CMH. As used in this Lease, “Disqualified Provider” shall mean any Person (as herein defined) who is or has been at any time excluded from participation in any Federal or State healthcare program, including, without limitation, Medicare and Medicaid, and Persons appearing on the Office of Inspector General’s (“OIG’s”) List of Excluded Individuals/Entities (“LEIE”), the General Services Administration (“GSA”) Excluded Parties List System (“EPLS”), or any State Medicaid Exclusion List;

(iv) all allied professionals other than nurse practitioners who are Space Tenants or who occupy or perform any services in the MOB shall (1) be members in good standing of the Medical Staff, unless prior to any such Person’s occupying or performing any services in the MOB, Landlord or CMH, in its sole discretion, gives its written consent that such Person need not be a member of the Medical Staff, and (2) not be a Disqualified Provider, unless Landlord has given its prior written approval, which may be granted or withheld in Landlord’s sole discretion;

(v) No Space Tenant, physician, nurse practitioner or other allied professional who occupies or performs any services in the MOB shall be a Landlord Competitor (as defined herein), or employed by, or otherwise economically affiliated with a Landlord Competitor or any other hospital or health care system, without Landlord’s prior written consent, which may be granted or withheld in Landlord’s sole discretion; and

(vi) Any Space Tenant, physician, nurse practitioner or other allied professional who seeks to occupy or perform any services in the MOB, and who meets the requirements of Section 5.1(a)(v), but refuses to seek, obtain and maintain Medical Staff privileges pursuant to Sections 5.1(a)(iii) and 5.1(a)(iv) shall, upon a demonstration of good cause for such refusal, be reasonably considered in good faith by Landlord for an exemption from the Medical Staff membership requirements set forth in the sections referenced earlier in this sentence. Approval for such an exemption may be granted or withheld on a case by case basis.

5.2 Prohibitions and Limitations on Use. Tenant, each Space Tenant and each MOB Occupant shall use the Property subject to and in accordance with the limitations and provisions of Exhibit 5.2 attached hereto and incorporated herein. Without limiting the generality of the forgoing, neither Tenant nor any Space Tenant nor any MOB Occupant may provide or perform or permit or allow to be provided or performed within the MOB or on the Property any of the services that are set forth in the list in Section 1 of Exhibit 5.2 (the “Prohibited Services”), without Landlord’s written consent, which may be granted or withheld in Landlord’s sole discretion. Landlord reserves in its sole discretion the right to amend or supplement the Prohibited Services, but no more frequently than once every two (2) Lease Years, provided, however, if a new medical specialty, service or technology emerges during any such two (2) year period, or if Landlord becomes aware of such a new medical specialty, service or technology as a result of a Space Lease tenant discussing joint venture opportunities regarding these matters pursuant to the Prohibitions and Limitations on Use provisions of the Space Lease, Landlord shall have the right (within any such two (2) year period) to amend or supplement the Prohibited Services to prohibit the practice or rendering of such new medical specialty, service or technology; and, provided further, however, that in any event Landlord shall give Tenant no less than thirty (30) days prior written notice of any such amendment or supplement becoming effective. To the extent that any amendment to the list of Prohibited Services would restrict services which were permitted prior thereto when a Space Tenant providing such services signed its Space Lease, that nonconforming service would be vested but only as to that Space Tenant and would continue for as long as that Space Lease (including any renewal or extension thereof) remained in effect. In the event that there is any disagreement between Landlord and Tenant regarding whether services are Prohibited Services, such disagreement shall be submitted to a third party arbitrator mutually agreeable to Landlord and Tenant that is expert in healthcare matters, such as the AHLA arbitration service, and the decision of such arbitrator shall be binding on Landlord, Tenant and the Space Tenant (as defined herein) (provided, however, that Tenant shall not be deemed to be in Default (as defined herein) under this Lease in the event a Space Tenant or MOB Occupant is determined to have violated this Prohibited Services restriction except as specifically provided in Section 15.1(c)). In the event that Landlord or CMH has the right to enforce any provision of any Space Lease directly against any Space Tenant, Landlord’s or CMH’s failure to do so shall in no way estop, prevent, limit or preclude Landlord or CMH from enforcing such or any other provision of this Lease against Tenant. If Landlord elects to waive or grant an exception to the enforcement or application of any provision of any Space Lease as to any Space Tenant or other Occupant on any one or more occasions, Tenant, upon written notice from Landlord, shall also waive or grant an exception to the enforcement of such provision as to such Space Tenant or other Occupant. As used herein, the term “Occupant” shall mean and include Tenant and its Space Tenants and their permitted subtenants and any other Persons legally occupying space in the MOB from time to time, together with their employees, agents, contractors and invitees.

5.3 Prohibited Services for an Occupant’s Own Patients.

(a) Section 5.2 will not prohibit an Occupant from providing Prohibited Services to the extent (i) that such services are usual and customary components of the Space Tenant’s medical practice set forth in the Occupant’s Space Lease, and (ii) that such services are furnished solely for the Occupant’s own use in connection with the diagnosis and treatment of the Occupant’s “Own Patients” (as defined herein). For purposes of this Lease, an Occupant’s “Own Patients” means individuals with an ongoing doctor-patient relationship with the Occupant for the evaluation and treatment of health conditions and who are not being seen by the Occupant and/or have not been referred to the Occupant by other physicians, for the primary purpose of using Prohibited Services. An Occupant may only provide Prohibited Services to its Own Patients, as set forth above, if such services are provided within the Occupant’s Space Lease premises (excluding any common areas attendant thereto) and in no event in any portion of the MOB other than the premises subject to the Occupant’s Space Lease.

(b) Occupants will be prohibited from marketing or promoting the provision of Prohibited Services in the MOB to any Person.

(c) In the event that there is any disagreement between Landlord or CMH and Tenant or Landlord or CMH and an Occupant regarding whether services are Prohibited Services, or whether a Person seeks out or is referred to an Occupant for purposes unrelated to the provision of Prohibited Services, such disagreement shall be submitted to a third party arbitrator mutually agreeable to Landlord, CMH and Tenant that is expert in healthcare matters, such as the AHLA arbitration service, and the decision of such arbitrator shall be binding on Landlord, CMH, Tenant, the Space Tenant and the Occupant (provided, however, that Tenant shall not be deemed to be in Default under this Lease in the event a Space Tenant or MOB Occupant is determined to have violated this Prohibited Services provision except as specifically provided in Section 15.1(b)).

5.4 Radius Restriction. Neither Tenant nor any Person, which controls or is controlled by or is under common control or common ownership with Tenant, shall directly or indirectly manage, operate or hold an ownership interest in any Medical Building (as defined herein) in the Restricted Area (as defined herein). For the purpose of this Lease, the term “Restricted Area” shall mean and refer to the areas currently comprising and serviced by the United States Postal Service Zip Codes identified on Exhibit 5.4 attached hereto and incorporated herein. For purposes of this Lease, “Medical Building” means a building having the following attributes: (a) rentable building area of more than 10,000 square feet; and (b) used by or leased (or marketed for lease or sale) to one or more physicians, physician groups and/or healthcare professionals. This Section 5.4 shall be binding upon any future owner of the MOB that succeed to Tenant’s interest under this Lease, and shall continue to be binding upon and inure to the benefit of Landlord and CMH and their respective successors and assigns. Upon a sale or other transfer of all of Tenant’s interest in the MOB to an entity which is not an Affiliate (as defined herein) of Tenant as the same is permitted under this Lease, Tenant shall be automatically released from the restrictions of this Section. Notwithstanding anything contained herein to the contrary, the Radius Restriction shall not be applicable to CMH or any successor Landlord or its or their Affiliates and CMH or any successor Landlord or its or their Affiliates are expressly exempted therefrom.

5.5 Covenant to Operate. The Parties acknowledge CMH presently operates a hospital within the Restricted Area for the purpose of furnishing health care and/or wellness services to the general public. If, at any time hereafter, CMH or CMH’s successor or assign or another entity ceases to continuously operate a hospital on the Campus for a period in excess of one hundred eighty (180) days, then Tenant shall be released from the use restrictions contained in this ARTICLE 5 and in Sections 7.3 and 7.4 below, and Tenant may engage in any lawful use of the Land and the MOB; provided, however, that such use shall otherwise comply with this Lease. The provisions of the preceding sentence shall not apply to closures during any periods of construction, reconstruction or remodeling undertaken to repair, replace, expand or modify the hospital, or any portion thereof, or to any cessation of hospital operations due to casualty or other force majeure.

5.6 Landlord’s and CMH’s Exemption Rights. Notwithstanding anything to the contrary contained elsewhere in this Lease, for all purposes of this ARTICLE 5 and all purposes of Exhibit 5.2 and with respect to any other provision of this Lease which now or hereafter prohibits certain uses of the Property or the performance of, marketing of or competition with any services rendered on the Property, no such provision shall apply to Landlord or CMH or to any of Landlord’s or CMH’s Affiliates or to any successor Landlord or to any successor Landlord’s Affiliates or to any other Person designated in writing by Landlord or CMH (which designation may exclude the application of only one or more of the provisions of this Lease as to such designated Person) (Landlord and CMH and their respective Affiliates, and any successor Landlord and its Affiliates and any other Person so designated in writing by Landlord or CMH from time to time, being herein sometimes called the “Excluded Parties”). The Excluded Parties are expressly exempt from complying with any such provisions (or in the case of a designated Person, are exempt only to the extent as expressly stated in Landlord’s or CMH’s written designation). If Landlord or CMH shall, at any time and from time to time, designate one or more Excluded Parties or designate that one or more Excluded Parties is exempt from only one or more of the provisions of this ARTICLE 5 or of Exhibit 5.2 or of any other provision of this Lease which now or hereafter prohibits certain uses of the Property or the performance of, marketing of or competition with any services rendered on the Property, Landlord or CMH shall, nevertheless, be entitled to fully enforce all such provisions against any other Person at any time. Tenant hereby agrees that this Section 5.6 and any action taken by Landlord or CMH pursuant to this Section 5.6 shall under no circumstances be deemed a waiver by Landlord or CMH any right to enforce any provision of this Lease or estop Landlord or CMH, at any time, from enforcing any provision of this Lease.

5.7 Permitted Medical Retail Activities. The following categories of medical retail activities are approved uses for the MOB:

•	Pharmacies not in direct competition with any existing pharmacy within the MOB;

•	Optometry sales and services;

•	Tenants in the business of selling mobility devices, wheelchairs, scooters, walkers, canes, wigs, and related product lines;

•	Home health services provided by entities other than a licensed home health care agency;

•	Alternative or holistic medicine services, including Medical Spa services; and

•	Calvert Memorial Hospital Gift Shop.

Notwithstanding that such uses are permitted within the MOB, any such uses must be undertaken and all Space Tenants and all physicians, nurse practitioners and other allied professionals occupying or performing any service related to such uses in the MOB must comply with all of the provisions of this Lease, including, but not limited to, the other provisions of this ARTICLE 5. Additionally, in all cases, the type and range of services to be provided by a proposed Medical Spa is subject to Landlord’s or CMH’s prior written approval, which approval shall not unreasonably be withheld. Any proposed medical retail activities not specifically permitted above may be permitted subject to Landlord’s or CMH’s prior written approval on a case by case basis, which approval will not unreasonably be withheld. The aggregate rentable square footage occupied for the purpose of performing medical retail activities shall in no event exceed ten percent (10%) of the rentable square footage of the MOB.

5.8 Revisions of Provisions of ARTICLE 5 in the Event of Merger/Acquisition. If Landlord is merged into, or acquired by an unrelated entity, Landlord (i) will enter good faith discussions regarding appropriate revisions of the provisions of this ARTICLE 5, and (ii) will, in any event, allow up to (but not more than) an aggregate of ten percent (10%) of the rentable square footage in the MOB to be utilized by or occupied by one or more Space Tenants, physicians, nurse practitioners or other health care providers who shall not be required to seek, obtain and maintain Medical Staff privileges as otherwise required by Sections 5.1 (a) (iii) thru 5.1 (a) (iv) above.

ARTICLE 6

TENANT FINANCING; LEASEHOLD MORTGAGES

6.1 Tenant’s Right to Finance Generally.

(a) Tenant shall have the right to mortgage strictly Tenant’s leasehold interest in the Land, this Lease, and the Improvements (collectively, “Tenant’s Leasehold Estate”), provided that such financing and leasehold mortgage strictly conform to the requirements of this ARTICLE 6, and provided that such financing is made and the beneficial ownership is at all times held by a Person that qualifies as a “Leasehold Mortgagee” (as defined herein). A lender that has qualified as a “Leasehold Mortgagee” shall continue in such status for purposes hereof until such time as the lender notifies Landlord, in writing, that it has released its lien on the Tenant’s Leasehold Estate or has recorded such an instrument of record. “Leasehold Mortgagee” means any lender who: (i) is the owner and holder of a promissory note, the indebtedness evidenced by which is secured by a lien on the Tenant’s Leasehold Estate, (ii) is a commercial or institutional lender that satisfies the requirements of this Section 6.1 (a), (iii) is disclosed in a written notice (a “Mortgage Notice”) given to Landlord containing the name, notice address, contact person, telephone number, email address, and facsimile transmission number of the lender to which the Tenant’s Leasehold Estate has been or will be mortgaged, pledged, encumbered, hypothecated or assigned as security pursuant to this ARTICLE 6, (iv) delivers to Landlord, at or before the time of the Mortgage Notice, a true, complete and correct copy of all instruments creating such Leasehold Mortgage, and (v) is neither a Landlord Competitor (as defined herein) or an Affiliate of a Landlord Competitor nor a Disqualified Provider or an Affiliate of a Disqualified Provider, and (vi) the Lender must be a qualified source meeting criteria acceptable to Landlord in its reasonable discretion, such as financial worth, stability and reputation. For purposes of this Lease, “Landlord Competitor” means (i) any hospital, imaging center, ambulatory surgery center or other healthcare facility, or (ii) any direct or indirect owner of any of the foregoing, or (iii) any Affiliate of such owner, or (iv) any Person which provides any type of health care services to the public that, in any such case, are from time to time provided by Landlord, CMH or any other Affiliate of Landlord or CMH and whose facilities are located within or which services are provided within the Restricted Area. Landlord and CMH shall have the right from time to time, in its sole discretion, to exempt any Person from being deemed a Landlord Competitor. Notwithstanding the foregoing, a lender shall not be disqualified as a Landlord Competitor if its ownership of a hospital, ambulatory surgery center or other healthcare facility is only as a result of exercising foreclosure rights and not such lender’s primary business.

(b) Landlord shall have the right to request and Tenant shall supply from time to time such additional information as Landlord may reasonably request regarding any Leasehold Mortgage.

(c) Under no circumstances shall Landlord be required to subordinate or subject its fee simple interest in the Land to the lien of any Leasehold Mortgagee nor shall Landlord be required to execute or join any Leasehold Mortgage. Landlord shall not be liable for the payment of the sum secured by any Leasehold Mortgage, nor for any expenses in connection with the same, and neither the Leasehold Mortgage instrument nor any instrument or document related thereto shall contain any covenant or other obligation on Landlord’s part to pay such debt, or any part thereof, or to take any affirmative action of any kind whatsoever, except as Landlord may deem necessary or desirable to protect its interest hereunder.

(d) In addition, the terms of the Leasehold Mortgage shall expressly prohibit the Leasehold Mortgagee from naming Landlord as a party in any foreclosure action or action seeking a judgment against Landlord based upon such mortgage or any instrument or document related thereto, unless required by applicable law in order to file a foreclosure action. If there is more than one Leasehold Mortgage, Landlord shall recognize only the Leasehold Mortgagee whose Leasehold Mortgage is senior in lien as the Leasehold Mortgagee entitled to the rights afforded by this ARTICLE 6.

6.2 Leasehold Mortgages; Protective Provisions. Subject to the provisions of this ARTICLE 6, Tenant may mortgage, pledge, encumber, hypothecate or assign as security the Tenant’s Leasehold Estate (collectively, a “Leasehold Mortgage”) to a Leasehold Mortgagee. Each Leasehold Mortgage shall contain and/or be governed by in substance the following terms:

(a) If Landlord shall deliver to Tenant any notice, demand, election or other communication which may materially, adversely affect the security for a Leasehold Mortgage including, without limitation, a notice of a Default by Tenant (collectively, “Notices”), Landlord shall simultaneously give a copy of each such Notice to the Leasehold Mortgagee at the address designated by the Leasehold Mortgagee in the Mortgage Notice. No Notice given by Landlord to Tenant shall be binding upon Leasehold Mortgagee unless a copy of such Notice shall be given to Leasehold Mortgagee pursuant to this Section.

(b) If Landlord gives a Notice of Default by Tenant (a “Default Notice”) to a Leasehold Mortgagee, the Leasehold Mortgagee shall have the right, but not the obligation, to cure such Default on behalf of Tenant, and Landlord shall not have the right to terminate this Lease in the event that the Leasehold Mortgagee completes the cure of such Default within the time periods specified in this Lease for cures by Tenant, if any; provided, however, that on written request of the Leasehold Mortgagee to Landlord given within the time period specified for cure by Tenant, the Leasehold Mortgagee shall be granted an additional fifteen (15) days to cure a non-monetary default by Tenant hereunder. Landlord agrees to accept any Leasehold Mortgagee’s cure of a Default by Tenant. Landlord agrees that it shall not terminate this Lease due to the occurrence of any Tenant Default so long as a Leasehold Mortgagee completes curing the Tenant Defaults within the time such Leasehold Mortgagee is permitted to cure the Tenant Default and pays, upon Landlord’s written demand, from time to time all delinquent and current Net Rent, Additional Rent and other sums then due and owing under this Lease together with all interest and late fees.

(c) If this Lease is terminated as a result of Tenant’s Default or rejection of this Lease pursuant to Section 365(a) of the Bankruptcy Code, 11 U.S.C. §365(a), then, upon the Leasehold Mortgagee’s request made within ten (10) days after the delivery to Leasehold Mortgagee of written notice from Landlord of such termination, Landlord shall enter into a new lease with the Leasehold Mortgagee or its Affiliate upon terms and conditions identical to those of this Lease for what would have been the full remaining term of this Lease had the same not been so terminated, with all remaining extension or renewal rights, so long as the Leasehold Mortgagee or its Affiliate (i) pays all of the past due and then due Net Rent, Additional Rent and other sums together with interest and late fees and cures all other Defaults of Tenant under this Lease, (ii) such new lease shall have the same priority as this Lease.

(d) Foreclosure of any Leasehold Mortgage, or any sale thereunder, whether by judicial proceedings or by virtue of any power contained in the Leasehold Mortgage, or any conveyance of Tenant’s Leasehold Estate hereunder from Tenant to any Leasehold Mortgagee or its Affiliate or any other Qualified Person (as defined herein) through, or in lieu of, foreclosure or other appropriate proceedings in the nature thereof, shall not require the consent of Landlord, and upon such foreclosure, sale or conveyance, and further provided that the Leasehold Mortgagee or its Affiliate or such other Qualified Person: (i) fully assumes the Lease and otherwise shall comply with each and every term and provision of this Lease pursuant to a written agreement satisfactory to Landlord; and (ii) cures or otherwise makes arrangements to the satisfaction of the Landlord to cure all Tenant’s Default(s) under the Lease, Landlord shall recognize the Leasehold Mortgagee or its Affiliate or such other Qualified Person as the Tenant hereunder. If any Leasehold Mortgagee or its Affiliate or any other Qualified Person shall acquire Tenant’s Leasehold Estate as a result of a judicial or non-judicial foreclosure under any Leasehold Mortgage, or by means of a deed in lieu of foreclosure, or through settlement of or arising out of any pending or contemplated foreclosure action, and complies with the provisions of the preceding sentence, such Leasehold Mortgagee or its Affiliate or such other Qualified Person, shall thereafter have the right, subject to the terms and provisions of this Lease, to further assign or transfer Tenant’s Leasehold Estate to an assignee upon obtaining Landlord’s written consent, provided that such assignee is a Qualified Person. Upon such acquisition of Tenant’s Leasehold Estate as described in this Section 6.2 (d) by Leasehold Mortgagee or its Affiliate or such other Qualified Person, Landlord and such new tenant shall execute and deliver a new lease of the Property to such Leasehold Mortgagee or its Affiliate or such other Qualified Person, not later than thirty (30) days after such party’s acquisition of the Tenant’s Leasehold Estate. Such new lease shall be identical in form and content to the provisions of this Lease, except with respect to the parties thereto, the term thereof (which shall be co-extensive with the remaining Term hereof), and the elimination of any requirements which have been fulfilled by Tenant prior thereto, but specifically containing requirements or obligations of Tenant which have not been fulfilled by Tenant prior to the acquisition of the Tenant’s Leasehold Estate. Upon execution and delivery of such new lease, the new lease shall have priority to this Lease and Landlord shall cooperate with the new tenant, at the sole expense of said new tenant, in taking such action as may be necessary to remove Tenant named herein from the Property and the MOB. Nothing herein shall be construed to release Tenant from its obligations under the Lease.

(e) If any agreement between a Leasehold Mortgagee and Tenant shall so require, and if Landlord has previously been provided a copy thereof, no voluntary amendment, cancellation, termination, surrender or modification of this Lease shall be effective as to such Leasehold Mortgagee unless it has received a copy thereto, in writing.

(f) The making of a Leasehold Mortgage shall not be deemed to constitute an assignment or transfer of Tenant’s interest in this Lease. No Leasehold Mortgagee, simply by virtue of its lien on the Tenant’s Leasehold Estate, shall be deemed to have assumed any of the obligations or liabilities of Tenant hereunder. A Leasehold Mortgagee or its Affiliate or such other Qualified Person who takes title to the Tenant’s Leasehold Estate or enters into a new lease with Landlord pursuant to this Section shall be responsible for the performance of the Tenant’s obligations under this Lease or such new lease and such responsibility shall terminate upon its sale, transfer or assignment of this Lease or such new lease, as applicable, except for any obligations under this Lease or such new lease with arise or accrue prior to the date of sale, transfer or assignment. Reference in Sections 6.2 (c), (d) and (f) to an “Affiliate” of a Leasehold Mortgagee shall include only an Affiliate that is a Qualified Person.

(g) Nothing herein contained shall require any Leasehold Mortgagee to enter into a new lease pursuant to this ARTICLE 6, or to cure any Default of Tenant referred to above unless the Leasehold Mortgagee elects in writing to assume the position of the Tenant under this Lease within the time as provided in this ARTICLE 6, provided however, in the event the Leasehold Mortgagee fails to enter into a new lease with Landlord or to otherwise assume the Lease within the time period as provided above, Landlord shall be free to exercise its remedies as provided in ARTICLE 15 of this Lease.

(h) Notwithstanding anything to the contrary contained elsewhere in this ARTICLE 6, Leasehold Mortgagee shall not join any Space Tenant as a party defendant in any foreclosure action or proceeding or take any other action which will have the effect of terminating any Space Lease, nor evict any Space Tenant except by reason of the Space Tenant’s default under its Space Lease beyond applicable cure periods nor affect any of any Space Tenant’s rights under its Space Lease by reason of any default by Tenant under a Leasehold Mortgage or any action of any Leasehold Mortgagee on account of such default. Additionally, upon the execution and delivery of any new lease under this ARTICLE 6, all Space Leases shall be assigned and transferred, without recourse, to the tenant named in such new lease: provided, however (i) such new tenant shall not be liable for any breach of any obligations owed by Tenant, as lessor to such Space Tenants under such Space Leases, nor shall such new tenant be liable to such Space Tenants for the return to Space Tenants of (A) any sums on deposit with Tenant, including, without limitation, security deposits, (B) allowances or inducements made available to Space Tenants, including, without limitation, leasehold improvement allowances, unless such sums on deposit or the cash value of such allowances or inducements are actually transferred by Tenant to such new tenant, (C) subject to any offsets, claims or defenses which the Space Tenants may have against Tenant, (D) bound by any payment of rent which any Space Tenants might have made for more than one (1) months in advance. If a Space Tenant entitled to such recognition shall so request, the tenant named in such new lease shall execute and deliver an agreement, in form and substance reasonably satisfactory to Landlord, confirming that, subject to the provisions of this Section 6.2(h), such Space Tenant is entitled to such recognition and recognizes and attorns to the tenant named in such new lease as the landlord under its Space Lease.

6.3 Financing Terms. Tenant shall be entitled to finance or refinance any debt secured by a Leasehold Mortgage during the Term upon written notice to but without the consent of Landlord, provided that such Leasehold Mortgage meet the requirements of this ARTICLE 6, and provided further that such refinancing meets the following additional requirements:

(a) the term of such new mortgage loan may not extend beyond the Lease Expiration Date; and

(b) the aggregate debt incurred in such financing or refinancing shall not exceed eighty-five percent (85%) of the appraised fair market value (as determined by a MAI appraiser reasonably satisfactory to Landlord and Leasehold Mortgagee) of the Tenant’s Leasehold Estate and

(c) there shall be no mortgage balance nor any Leasehold Mortgage at the end of the Term.

6.4 Cross Default Prohibition. In no event may any Leasehold Mortgage contain any provision to the effect that default under any obligation with the Leasehold Mortgagee or any other Person shall constitute a default under the Leasehold Mortgage unless such other default is secured by a Leasehold Mortgage on the Property or on another property leased by Tenant or an Affiliate of Tenant from Landlord or an Affiliate of Landlord. Additionally, in no event may any provision contained in any Leasehold Mortgage contradict or be inconsistent with any of the terms of this Lease or any Fee Mortgage (as herein defined) in place at the time Tenant enters into the Leasehold Mortgage.

ARTICLE 7

ASSIGNMENT, MORTGAGES AND SUBLETTING

7.1 Assignment.

(a) Provided Tenant is not then in Default hereunder, Tenant shall have the right, subject to the terms and conditions of this Lease, after notice to Landlord, to assign this Lease to any Affiliate of Tenant that is a Qualified Person during the Term hereof; provided however, that no such assignment shall relieve Tenant of any obligation set forth herein.

(b) Provided Tenant is not then in Default hereunder, Tenant shall have the right, subject to the terms and conditions of this Lease, including, without limitation, Section 8.1 hereof, to assign this Lease to a Qualified Person; provided however, that Landlord has granted its prior written consent to such assignment, which consent shall not be unreasonably withheld, conditioned or delayed. In the event Landlord grants its prior written consent to the assignment of this Lease to a Qualified Person, then Tenant shall be relieved and released of all liability which arises or accrues out of this Lease beginning on and at anytime after the effective date of such assignment (i.e., Tenant shall not be relieved or released of any liability that arose or accrued prior to the effective date of such assignment.).

(c) For purposes of this Lease, “Qualified Person” means any Person who: immediately prior to the effective date of the proposed assignment (i) shall be actively engaged in the business of owning and managing medical office buildings and would have upon closing a minimum unencumbered net worth of not less than the fair market value of the MOB; (ii) would not violate and is not owned, affiliated with or controlled by a Person that would violate the radius restriction in Section 5.4; and (iii) is not a Landlord Competitor or a Disqualified Provider or owned, affiliated with, or controlled by a Landlord Competitor or by a Disqualified Provider. A Change of Ownership (as hereafter defined) shall be deemed an assignment for purposes of Section 7.1(b), this Section 7.1(c) and Section 7.1 (e). “Change of Ownership” means, other than an Exempt Transaction (as hereafter defined) the transfer or issuance of any stock, membership interest, partnership interest or other equity interest in Tenant or any direct or indirect owner of any interest in Tenant to any Person other than an Affiliate of Tenant. An “Exempt Transaction” means (A) the issuance or transfer of stock in CNL Healthcare Properties, Inc., so long as Tenant remains a Qualified Person, (B) the issuance or transfer of stock, membership interest, partnership interest or other equity interest in Tenant or in any direct or indirect owner of any interest in Tenant to an Affiliate of Tenant so long as Tenant remains a Qualified Person, and (C) or the transfer of ownership interest in Tenant pursuant to an acquisition, merger, reorganization, consolidation, or other similar transaction involving substantially all of the assets of Tenant or an Affiliate of Tenant so long as the resulting Tenant remains a Qualified Person.

(d) If Tenant assigns this Lease as permitted herein, the assignee shall expressly assume all of the obligations of Tenant hereunder in a written instrument satisfactory to Landlord and furnished to Landlord not later than fifteen (15) days prior to the effective date of the assignment.

(e) Except as expressly permitted elsewhere in this ARTICLE 7 or for a Leasehold Mortgage or an assignment or a new lease executed in connection therewith and which is expressly permitted pursuant to the provisions of ARTICLE 6, Tenant shall not make any assignment (including, but not limited to, a Change of Ownership), transfer, mortgage or encumbrance, whether voluntary, involuntary or by operation of law, in whole or in part, of this Lease, or any sublease or license by Tenant of all or any part of the space in the Property or any agreement by Tenant giving any other person the right to use all or any part of the Property, without Landlord’s prior written consent, which may be granted or withheld in Landlord’s sole and absolute discretion and any of the foregoing made without such consent shall be unenforceable by the parties thereto and shall constitute a Tenant Default without grace or cure. Any consent by Landlord to any such action by Tenant shall be held to apply only to the specific transaction thereby authorized and shall not constitute a waiver of the necessity for such consent to any subsequent action.

7.2 Covenant Against Encumbrance. Tenant, its successors and assigns, shall have no right to mortgage, pledge, or otherwise encumber this Lease, the MOB or Tenant’s interest herein, except by a Leasehold Mortgage and financing statements meeting the requirements of

ARTICLE 6. Any such Leasehold Mortgage shall be subject to the terms of this Lease and subordinate to the rights of Landlord hereunder.

7.3 Space Leasing.

(a) Subject to the other terms and provisions of this Lease (including, but not limited to, ARTICLE 5), Tenant shall have the obligation to lease (sublease) the MOB to Space Tenants during the Term as set forth in this Section 7.3. Promptly after the Effective Date, Tenant shall, in consultation with Landlord, develop a marketing and leasing plan. Tenant shall, in consultation with Landlord, periodically update the marketing and leasing plan. Tenant shall not use any name, mark or logo of Landlord or any of its Affiliates in any manner whatsoever without the express prior written approval of Landlord, which approval may be granted or withheld in its sole discretion. Landlord shall have the right to review and approve all marketing materials for space in the MOB, provided that if (i) Tenant’s written request for approval states in conspicuous type that Landlord’s approval will be deemed granted if Landlord fails to respond in writing within ten (10) business days of submission, and (ii) Landlord does not provide comments to any materials submitted within ten (10) business days of submission, such submitted materials shall be deemed approved.

(b) Landlord, provided it incurs no expense or liability, agrees to use commercially reasonable efforts, in good faith, to assist Tenant in its marketing and leasing activities including, but not limited to, providing Tenant with a list of physicians and physician groups that are in good and active standing of the Medical Staff of CMH or a Landlord or CMH Affiliate-owned hospital which Landlord or CMH believes would enhance the MOB Tenant Mix (as hereafter defined). For purposes of this Lease, “Tenant Mix” shall mean physician groups and medical practices or service lines that Landlord or CMH believes would be beneficial to the Campus, Property and surrounding community. Tenant shall use commercially reasonable efforts to lease the MOB consistent with the then current MOB’s Tenant Mix on the Campus, Property and surrounding community.

(c) As long as the Space Lease fulfills all the requirements of this Section 7.3, ARTICLE 5 and the other provisions of this Lease, Landlord shall permit and recognize the Space Lease and the Space Tenant. For purposes of this Lease, a “Space Lease” means a lease between Tenant, as lessor, and a physician, physician group or other user permitted under ARTICLE 7 and ARTICLE 5, as lessee, and “Space Tenant” means a lessee under a Space Lease. In the event of termination of this Lease pursuant to the terms hereof, and provided a new lease is not executed pursuant to the terms of ARTICLE 6, Landlord, to the extent the MOB is still constructed and without damage, shall honor all Space Leases authorized and permitted by Landlord pursuant to the terms of this Section 7.3 as if they were direct leases between Landlord and such Space Tenants, as long as the Space Tenant is not in default of any provision of the Space Lease beyond the applicable grace period and so long as the termination of this Lease (i) is not in connection with any condemnation, taking or casualty, (ii) such Space Tenant attorns to Landlord pursuant to an agreement of attornment satisfactory to Landlord, and (iii) such Space Lease complies with all Legal Requirements and the provisions of this Lease; provided, however Landlord shall not be (i) liable for any breach of any obligations owed by Tenant, as lessor to such Space Tenants under such Space Leases, nor shall Landlord be liable to such Space Tenants for the return to Space Tenants of (A) any sums on deposit with Tenant, including, without limitation, security deposits, (B) allowances or inducements made available to Space Tenants, including, without limitation, leasehold improvement allowances, unless such sums on deposit or the cash value of such allowances or inducements are actually transferred by Tenant to Landlord, (ii) subject to any offsets, claims or defenses which the Space Tenant may have against any prior Tenant, (iii) bound by any payment of Rent which any Space Tenant might have made for more than one (1) month in advance. If a Space Tenant entitled to such recognition shall so request, Landlord shall execute and deliver an agreement, in form and substance reasonably satisfactory to Landlord, confirming that, subject to the provisions of this Section 7.3(c), such Space Tenant is entitled to such recognition and recognizes and attorns to Landlord as the landlord under its Space Lease.

(d) All Space Leases (other than with Landlord or its Affiliates), unless otherwise agreed upon in writing by Landlord in its sole discretion, shall comply with Section 7.3 (g) below and shall have the following terms: (i) limitation to the permitted uses set forth in ARTICLE 5 and incorporation of the Prohibited Services and Disqualified Provider provisions of this Lease, all of which shall be set forth in full therein, and (ii) all such Space Leases shall set forth an acknowledgement that such Space Tenant has received a copy of this Lease and takes subject to it, and that the Space Lease term shall not extend beyond the Term of this Lease, (iii) and that the Landlord or CMH shall be permitted to enforce directly against the Space Tenant all of the provisions of (i) and (ii) of this Section 7.3 (d). Tenant and Space Tenant shall not be permitted to amend any Space Lease in contravention of this Lease, and any such attempted amendment shall not be binding upon Landlord or CMH.

(e) Except for a Space Lease, Tenant shall not enter into any other form of (i) lease, (ii) occupancy agreement, (iii) license, (iv) grant, (v) option to lease or occupy, (vi) lease renewal, or (vii) other grant of occupancy rights whether exclusive or non-exclusive for space in the MOB. Notwithstanding the foregoing, Tenant may enter into a lease or grant occupancy rights to Property Manager (as defined herein) for the use of space within the MOB as an on-site property management office.

(f) Tenant shall furnish Landlord with or make available electronically, true, correct and complete copies of all Space Leases upon written request of Landlord made from time to time, or make the same available to Landlord electronically.

(g) Within thirty (30) days following the expiration of each Lease Year, the Tenant shall supply or make available electronically to Landlord a complete rent roll for the Property and any other information reasonably requested by Landlord related to the Tenant’s leasing activities. Landlord shall have the right to review and approve all materials used in promoting or marketing space in the Property. Landlord has the right to approve the standard form of lease agreement to be used with Space Tenants in the Property. The standard form of Space Lease used or to be used by Tenant is subject to Landlord’s prior written approval. The standard form of the initial Space Lease shall be agreed upon by Landlord and Tenant pursuant to a separate agreement of even date herewith. Any material deviation from the approved form of Space Lease (any deviation from Section 7, Section 8, or Exhibit C of the Space Lease shall be deemed material) is subject to Landlord’s prior written approval, which may be granted or withheld in Landlord’s sole and absolute discretion. Any immaterial deviation from the approved form of Space Lease is subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld or conditioned. If (i) Tenant’s written request for approval of an immaterial deviation states in conspicuous type that Landlord’s approval will be deemed granted if Landlord fails to respond in writing within ten (10) business days of submission, and (ii) Landlord does not respond in writing within ten (10) days after submission, then Landlord shall be deemed to have granted its approval.

(h) Landlord and its Affiliates will utilize its own form (i.e., the form of the Approved Lease (as hereafter defined)) in leasing space from the Tenant within the Property. Landlord and its Affiliates have the right to assign any of its or their space leases in the Property and to sublease any of its or their leased space in the Property from time to time without the consent of Tenant. Tenant has no right to participate in sublease rents or other profits made by Landlord or its Affiliates in connection with any sublease or assignment. In the event Landlord or an Affiliate of Landlord takes over a Space Lease from a Space Tenant for any reason, the Tenant will, at the written request of Landlord or an Affiliate of Landlord, enter into a new lease with Landlord or such Affiliate for the premises which is the subject of such Space Lease on the Approved Lease form, but with the economic terms (e.g., amount or rent, remaining length of term and renewal options) as contained in the Space Lease.

(i) Notwithstanding anything to the contrary contained elsewhere in this Lease: (i) before Tenant may enter into any Space Lease (other than a Space Lease with Landlord or one of its Affiliates) Tenant must first deliver to Landlord, in accordance with the provisions of Section 14.1 below, (A) a completed proposed tenant approval form (a “Proposed Tenant Form”) containing all of the material terms of the proposed Space Lease between Tenant and the proposed Space Tenant (a “Proposed Space Tenant”) (an example of such a form is attached hereto as Exhibit 7.3 (i)), (B) evidence reasonably satisfactory to Landlord that the Proposed Space Tenant and all related Occupants comply with all of the provisions of ARTICLE 5 above and with all other applicable provisions of this Lease (such a Proposed Space Tenant (and other Occupants) being herein collectively called a “Qualifying Space Tenant”), and (C) a notice which states in conspicuous type that Landlord’s approval of such Proposed Space Tenant will be deemed granted if Landlord fails to reply in writing within ten (10) business days; (ii) Landlord shall then have a period of ten (10) business days to approve or disapprove in writing such Proposed Space Tenant (and if Landlord fails to reply in writing within such ten (10) business day period, Landlord shall be deemed to have approved the Proposed Space Tenant); (iii) if Landlord approves or is deemed to have approved the Proposed Space Tenant, Tenant may enter into a Space Lease with the Proposed Space Tenant on the terms set forth in the Proposed Tenant Form; (iv) if Landlord disapproves the Proposed Space Tenant, Tenant may not enter into a Space Lease with the Proposed Space Tenant; (v) provided, however, if Landlord disapproves a Proposed Space Tenant, which is a Qualifying Space Tenant, Landlord or an Affiliate of Landlord must then enter into a lease (a “Replacement Lease”) with Tenant, using the Approved Lease form, for the space to be occupied by such Proposed Space Tenant on the terms set forth in the Proposed Tenant Form; and (vi) in the event Landlord or its Affiliate enter into a Replacement Lease and, prior to the expiration of the term of the Replacement Lease, desire to tender a substitute tenant (a “Substitute Space Tenant”) to enter into a Space Lease on terms substantially the same as the Replacement Lease (which Substitute Space Tenant, Tenant would, in the exercise of its reasonable discretion, accept as a Tenant in the MOB), Tenant shall promptly enter into a direct lease with the Substitute Space Tenant and, as of the effective date of such direct lease, terminate the Replacement Lease, without further liability to Landlord or to its Affiliate. Tenant, promptly upon Landlord’s request shall supply such information regarding the Proposed Space Tenant as Landlord may reasonably request to evaluate whether or not to approve the Proposed Space Tenant.

7.4 Right of First Offer to Lease Available Space.

(a) For purposes of this Lease, the term “Available Space” shall mean space in the MOB that is not, as of the Lease Effective Date, subject to a lease, option to lease or option to renew a lease, or executed letter of intent to lease space within the MOB. “Available Space” shall not include space that is designed to be used in common by more than one Occupant and is leased. Tenant shall not enter into any Space Lease without first offering such Available Space to Landlord on and pursuant to the terms and conditions in this Section 7.4. Every six (6) months during the Term of this Lease, and upon Landlord’s written request at any time during the Term, and at any other time that space in the MOB will become Available Space, Tenant shall notify Landlord in writing or by providing electronic access to current rent rolls of the existence of any currently Available Space within the MOB or space which the Tenant in good faith anticipates will become Available Space within the next six (6) months. Such notice shall include the location of the Available Space and the key business terms (e.g., rental rate, duration of the term, operating expenses, and tenant improvement allowance) upon which Tenant is offering the Available Space to the public.

(b) For a period of fifteen (15) calendar days beginning on the date of Landlord’s receipt of such written notice, Landlord and its Affiliates shall have the exclusive right and option to lease all or a portion of the Available Space described in such written notice (“Right of First Offer”). If Landlord or any Affiliate exercises such right and option, the rental rate, commencement and duration of the term, and leasehold improvement, moving and other allowances and operating expense stops shall be as set forth in such written notice or as otherwise agreed upon by the Parties. However, Landlord and its Affiliates shall not be bound by any use or similar restriction contained in this Lease or the then current form of Space Lease. Other terms and conditions of Landlord’s or its Affiliate’s occupancy shall, in the case of a prospective lease of Available Space, be as set forth in the approved form of lease agreed upon by Landlord and Tenant pursuant to a separate agreement of even date herewith (“Approved Lease”) as from time to time amended by Landlord and Tenant. Landlord may, without obtaining Tenant’s written consent, assign or sublet its leasehold interest in any Approved Lease to an Affiliate of Landlord or to an entity in which Landlord or such Affiliate owns a financial interest. Landlord or its Affiliate may exercise its right to lease all, or less than all, of the Available Space by delivering written notice to Tenant of Landlord’s desire to so occupy at any time during such fifteen (15) day period. If Landlord’s Right of First Offer expires unexercised, Tenant may, within one hundred eighty (180) calendar days after the expiration of Landlord’s Right of First Offer, enter into a Space Lease with a prospective Occupant upon the terms and conditions set forth in such written notice to Landlord and as otherwise required under this Lease. If Tenant and a prospective Occupant fail to enter into such a Space Lease within said one hundred eighty (180) day period, unless extended in writing by Landlord, then Tenant’s right to enter into the Space Lease with such prospective Occupant shall cease and any future attempt to enter into a Space Lease for the Available Space shall again be subject to Landlord’s Right of First Offer. Notwithstanding anything to the contrary contained herein, Landlord’s Right of First

Offer shall not apply to any extensions or renewals of any then-existing Space Leases, or to the lease of additional space by any then-existing Space Tenant.

7.5 Subordination; Attornment. Landlord shall be entitled from time to time to place a Fee Mortgage (as defined herein) on any part of the Property. As used herein, a “Fee Mortgage” shall mean any mortgage or trust deed which now or hereafter is a lien on the entire fee simple title to the Property, or any part thereof, as the same may be renewed, modified, amended, extended, consolidated or coordinated from time to time. As a condition to the placement of any such Fee Mortgage, any Fee Mortgagee (as defined herein) shall execute and deliver to and in favor of Tenant (and any Leasehold Mortgagee) an agreement to the effect that, if there shall be a foreclosure of such Fee Mortgage, such Fee Mortgagee will not in any other way foreclose Tenant from its rights, evict Tenant, disturb Tenant’s possession under this Lease, or terminate or disturb Tenant’s leasehold estate or rights hereunder except in the event of a Tenant Default (any such agreement, or any agreement of similar import, from a Fee Mortgagee being hereinafter called a “Nondisturbance Agreement”). This Lease shall be subject and subordinate to each and every Fee Mortgage which may now or hereafter affect the Property, or any part thereof, and to all renewals, extensions, supplements, amendments, modifications, consolidations and replacements thereof or thereto, substitutions therefor, and advances made thereunder, with respect to which Fee Mortgage, Tenant shall have received a Nondisturbance Agreement. In confirmation of such subordination, Tenant shall execute and deliver promptly any certificate that Landlord reasonably may request. Tenant shall not do or omit to do anything that Tenant is obligated to do under the terms of this Lease so as to cause Landlord to be in default under any Fee Mortgage.

(a) If the holder or beneficiary of any Fee Mortgage (a “Fee Mortgagee”), or any of its successors or assigns, or any other person claiming by or through any such Fee Mortgagee or by or through any foreclosure proceeding of any such Fee Mortgage, shall succeed to the rights of Landlord under this Lease, Tenant shall attorn to and recognize such successor as Tenant’s landlord under this Lease. Upon such attornment, this Lease shall continue in full force and effect as a direct lease between Tenant and such successor landlord, upon and subject to all of the then executory terms, covenants and conditions of this Lease. The provisions of this Section 7.5 shall be self-operative, and no instrument of any such attornment shall be required or needed by the holders of any such Fee Mortgage. In confirmation of any such attornment Tenant shall, at Landlord’s request or at the request of any such Fee Mortgagee, promptly execute and deliver such further instruments as may be reasonably required by any such Fee Mortgagee.

(b) Any Nondisturbance Agreement shall be made on the condition that neither the Fee Mortgagee, nor anyone claiming by, through or under such Fee Mortgagee, shall be:

(i) liable for any act or omission of any prior landlord (including, without limitation, the then defaulting Landlord, except for any continuing defaults);

(ii) subject to any defenses or offsets that Tenant may have against any prior landlord (including, without limitation, the then defaulting Landlord);

(iii) bound by any payment of Rent which Tenant might have paid for more than the current month to any prior landlord (including, without limitation, the then defaulting Landlord);

(iv) bound by any covenant to make any payment to Tenant which was required to be made prior to the time such Fee Mortgagee succeeded to any prior Landlord’s interest;

(v) bound by any obligation to perform any work or to make improvements to the Property or any portion thereof; or

(vi) accountable for any moneys deposited with any prior landlord, except to the extent such moneys are actually received by such Fee Mortgagee.

(c) If required by the Fee Mortgagee, Tenant promptly shall join in any Nondisturbance Agreement to indicate its concurrence with the provisions thereof and its agreement, in the event of a foreclosure of such Fee Mortgage, to attorn to such Fee Mortgagee as Tenant’s landlord hereunder. Tenant promptly shall accept, execute and deliver any reasonable Nondisturbance Agreement proposed by any such Fee Mortgagee, which conforms with the provisions of this ARTICLE 7.

(d) Landlord represents to Tenant that there are no Fee Mortgagees as of the Commencement Date. Tenant hereby agrees to give to any Fee Mortgagee of which Tenant has been notified in writing and provided with said Fee Mortgagee’s address, copies of all notices of default given by Tenant to Landlord under this Lease at the same time and in the same manner as and whenever Tenant shall give any such notice of default to Landlord, and no such notice of default shall be deemed given to Landlord hereunder unless and until a copy of such notice shall have been so delivered to such Fee Mortgagee. Such Fee Mortgagee shall have the right to remedy any default of Landlord under this Lease, or to cause any default of Landlord under this Lease to be remedied, and, for such purpose, Tenant hereby grants such Fee Mortgagee such additional period of time as may be reasonable to enable such Fee Mortgagee to remedy, or cause to be remedied, any such default in addition to the period given to Landlord for remedying, or causing to be remedied, any such default. Tenant shall accept performance by such Fee Mortgagee of any term, covenant, condition or agreement to be performed by Landlord under this Lease with the same force and effect as though performed by Landlord. Neither such Fee Mortgagee nor its designee or nominee shall become liable under this Lease unless and until such Fee Mortgagee or its designee or nominee becomes, and then only for so long as such Fee Mortgagee or its designee or nominee remains, the fee owner of the Property. Such Fee Mortgagee shall have the right, without Tenant’s consent, to foreclose the Fee Mortgage or to accept a deed in lieu of foreclosure of such Fee Mortgage.

(e) If the estate of Landlord and the estate of Tenant in the Property shall ever be held by the same person, the estate created by and pursuant to this Lease shall not be merged with any superior estate or other interest in the Property.

ARTICLE 8

PREEMPTIVE RIGHTS

8.1 Right of First Offer to Purchase.

(a) Tenant shall give Landlord written notice of Tenant’s intention to transfer an Interest (which term, as used in this ARTICLE 8, shall be broadly construed and shall include, but not be limited to, any voluntary or involuntary disposition, sale, assignment, gift, conveyance, exchange, license, easement, lease or sublease or any Change in Ownership of Tenant), other than an Excluded Transfer (as defined below), which notice (the “Offer Notice”) shall include (i) a description of the Interest sought to be transferred, (ii) the price at which Tenant intends to sell the Interest and (iii) any material terms and conditions of the prospective transfer (including, but not limited to, all representations and warranties and conditions of closing which are a part of the prospective transfer) together with such other information regarding the prospective transfer in the possession of or reasonably available to Tenant as may be reasonably requested by Landlord. If a proposed transfer (other than an Excluded Transfer) is part of an offer that includes more than one property, of which the Interest is included, then the value for the Interest shall be separately stated, and the Repurchase Right (as herein defined) shall only be applicable to the Interest. For the avoidance of doubt, the terms and provisions of this ARTICLE 8 do not apply to any Excluded Transfer.

(b) For a period of thirty (30) days beginning on the date of Landlord’s receipt of the Offer Notice, Landlord shall have the exclusive right and option to purchase the Interest (“Repurchase Right”) by delivering written notice (the “Exercise Notice”) to Tenant. Subject to the conditions set forth in 8.1(f), such exercise shall be irrevocable and the closing of the transaction shall occur within one hundred twenty (120) days of the date that Landlord timely exercises its Repurchase Right.

(c) If Landlord fails to timely exercise its Repurchase Right pursuant to Section 8.1(b), such right shall be deemed waived, subject to Section 8.1(e) below, but only to the transfer set forth in the Offer Notice. Landlord’s Repurchase Right shall continue as to each and every subsequent transfer of the Interest.

(d) Landlord shall purchase or shall designate an Affiliate to purchase the Interest at a price (including the deposit of earnest money) equal to the price for which the Interest is to be sold or transferred as set forth in the Offer Notice. If all or part of the consideration for the proposed transfer is other than cash, Landlord’s exercise of its Repurchase Right shall be deemed to be on the same terms and conditions as long as Landlord agrees to pay the fair market value (as determined by an appraiser acceptable to both Landlord and Tenant) of the non-cash consideration to be received by Tenant. The cost of the appraisal shall be shared equally by Landlord and Tenant.

(e) If Landlord’s Repurchase Right expires unexercised, Tenant shall, within one (1) year after the expiration of Landlord’s Repurchase Right, close the transfer transaction on Substantially the Same Terms (as defined herein) as set forth in the Offer Notice described in Section 8.1(a). If Tenant and the prospective transferee fail to so close the sale of the transfer of the Interest within said one (1) year period, unless extended in writing by

Landlord, then Tenant’s right to transfer the Interest to such prospective transferee shall cease, and any future attempt to transfer the Interest shall again be subject to Landlord’s Repurchase Right. For purposes hereof, a transfer shall be on substantially the same terms (“Substantially the Same Terms”) as set forth in the Offer Notice if (1) the net economic consideration to be received by the transferring Tenant (including without limitation, purchase price and allocation of closing costs and other prorations) is greater than ninety-five percent (95%) of the net economic consideration to be received by the transferring Tenant as set forth in the Offer Notice and (2) the remaining terms are not materially less favorable to the transferee than those terms set forth in the Offer Notice.

(f) In any transaction involving Landlord as purchaser of an Interest, marketable title to the Interest shall be conveyed to Landlord free and clear of any and all liens, encumbrances and exceptions of any kind or nature whatsoever except the following (the “Permitted Exceptions”):

(i) The real estate taxes and assessments not delinquent;

(ii) This Lease;

(iii) Easements, restrictions, covenants, and agreements of record (a) created on or before the date hereof, and (b) created after the date hereof and which do not secure or result from monetary obligations or which do not otherwise impair the marketability of title to the Interest or which Landlord agrees to assume or take title subject to;

(iv) The Space Leases; and

(v) All acts done or approved by, through or under Landlord.

(g) For purposes of this Lease, the following terms shall have the meanings ascribed thereto:

(i) “Affiliate” means a Person that controls, is controlled by, or is under common control with another Person;

(ii) “Interest” means Tenant’s Leasehold Estate (which shall include ownership of the MOB) or any lesser legal or equitable interest therein or any stock, membership interest, partnership interest or other equity interest in Tenant or in any direct or indirect owner of any interest in Tenant;

(iii) “Person” shall mean any individual, partnership, limited liability company, limited liability partnership, firm, association, corporation, trust or any other form of business or government entity;

(iv) “Excluded Transfer” means (i) any easement granted to one or more third-party utility providers or Occupants for ingress, egress purposes, (ii) any Space Lease, (iii) any Change in Ownership of Tenant, which qualifies as an Exempt Transaction, (iv) the granting of any Leasehold Mortgage or any foreclosure or deed-in- lieu resulting therefrom or any transfer resulting from such foreclosure or deed-in-lieu which is expressly permitted pursuant to the terms of ARTICLE 6 of this Lease, or (v) any transfer to an Affiliate of Tenant, which is a Qualified Person.

ARTICLE 9

MANAGEMENT, MAINTENANCE AND REPAIR OF MOB

9.1 Management of Property and MOB. The MOB and remainder of the Property shall be maintained, operated and managed by Tenant at all times during this Term in a manner consistent with “Class A” medical office properties in a comparable metropolitan area (“Class A Medical Office Properties”). The selection of the Property Manager of the MOB and the terms of the property management contract shall be subject to Landlord’s reasonable approval, which approval shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, Landlord’s approval shall not be necessary if the Property Manager is an Affiliate of Tenant, provided however, in such event, the management fees charged shall not be higher than market for similarly situated Class A Medical Office Properties. Landlord shall have the right from time to time, in addition to all other rights and remedies available to Landlord hereunder, to require the replacement of the Property Manager if (i) there exists any uncured Tenant Default or (ii) Landlord reasonably determines that the Property Manager is not properly performing its required duties in a manner consistent with Class A Medical Office Properties. In no event shall the Property Manager be a Landlord Competitor or a Disqualified Provider nor shall the Property Manager be owned by or affiliated with a Landlord Competitor or with a Disqualified Provider. The term “Property Manager,” as used herein, may include Tenant, but shall, in any event, mean the Person nominated by Tenant and approved by Landlord, that is, with respect to the Property, responsible for the day to day marketing of available space, preparation of operating expense budgets, maintenance, cleaning, care, security and safety. The criteria upon which Landlord shall make its decision whether to require the replacement of the Property Manager, or to approve or withhold its consent of any Property Manager nominated by Tenant, shall be based upon Landlord’s reasonable determination whether the Property Manager is properly performing its required duties, including but not limited to the following: (a) maintaining, operating and managing the MOB in a manner consistent with Class A Medical Office Properties, and (b) managing (as in the context of property management activities) and leasing (as in the context of procuring tenants for space) the MOB in furtherance of the best interests of Landlord and the best interests of Tenant as long as, and to the extent that, the best interests of Tenant do not conflict with the best interests of Landlord and always in a manner that does not result in Tenant having a conflict of interest, as reasonably determined by Landlord, with respect to the managing (as in the context of property management activities) and leasing (as in the context of procuring tenants for space) of property (other than the Property) that competes for lessees or prospective lessees of the Property. In electing whether to approve or remove any Property Manager, Landlord shall be entitled to consider and to grant substantial weight to complaints from Space Tenants (including Landlord or its Affiliates) about the acts or omissions of the Property Manager. Without limiting the generality of any other provision in this Section 9.1, Landlord shall have the right to give Property Manager and Tenant written notice of any failure of the Property Manager to comply with the standards of this Section 9.1 and if the Property Manager does not cure such failure within thirty (30) days following such notice or if such failure or any series of failures is, in the opinion of Landlord chronic or repetitive, then Landlord shall have the right, together with any other remedies (including self-help) to require Tenant to terminate the services of Property Manager and to hire a replacement manager acceptable to Landlord or Landlord may contract directly with a replacement manager at Tenant’s expense to provide management services.

9.2 Maintenance of Improvements. Tenant shall keep the Property, including the MOB clean and in good condition and repair consistent with a Class A Medical Office Property, including, but limited to, keeping the inside and outside of all glass in the doors and windows of the Property clean, the exterior landscaped and free from debris and the exterior surfaces free from mold or graffiti. Tenant shall make all necessary Repairs to the Property and MOB so that the same are kept structurally sound, neat and clean in appearance. Tenant shall not commit waste or allow the Property or MOB to suffer waste. When used in this ARTICLE 9, “Repairs” shall include all replacements, renewals, alterations, additions and betterments. All Repairs made by Tenant shall be at least equal in quality and cost to the original work performed in constructing the Improvements and shall be made by Tenant in accordance with all Legal Requirements. Without limiting Tenant’s obligations under this Section 9.2, Tenant shall maintain the Property’ storm and sanitary sewers, communication trunk lines, facilities for water and electricity and heating, ventilating and air conditioning equipment in good condition and repair consistent with a Class A Medical Office Property which shall include, but not be limited to, maintaining maintenance contracts for such building service equipment in accordance with customary practices and standards of comparable Class A Medical Office Properties and otherwise reasonably satisfactory to Landlord. Within fifteen (15) days after Landlord’s written request, Tenant shall provide or make available electronically to Landlord copies of all maintenance contracts required by this Lease all of which must be reasonably satisfactory to Landlord.

9.3 Alterations. Tenant shall not make any Alterations to the Property without the prior written consent of Landlord, not to be unreasonably withheld, conditioned or delayed, except that Landlord’s consent shall not be required for Alterations: (a) as may be necessary due to emergency or to comply with Legal Requirements; (b) the Net Cost of which shall not exceed Two Hundred Thousand Dollars ($200,000.00) over a period of twelve (12) months, and that do not in any way alter or affect the external appearance or structural integrity of the MOB; or (c) which are required by the terms of any Space Lease existing at the time of the Lease Commencement Date. Tenant shall not make any Alterations which may weaken or impair the structural strength or lessen the fair market value of all or any part of the MOB, or that change the site utilization or design of any building comprising part of the MOB. Any constriction activity performed by Tenant shall be in accordance with Landlord’s applicable policies and procedures (including Landlord’s safety policy) to ensure no disruption or adverse impact on Landlord operations. Tenant shall either use a general contractor from Landlord’s listing of approved contractors or obtain Landlord’s written approval of Tenant’s general contractor or construction manager, such approval not to be unreasonably withheld, conditioned or delayed. Tenant shall deliver (either physically or in electronic format) project schematics, elevations, conceptual drawings and other materials to Landlord, for Landlord’s prior approval. All Tenant Alterations must be performed in a good and workmanlike manner, in accordance with all Legal Requirements, pursuant to a construction schedule approved by Landlord and in a bonded, lien-free manner. For Alterations requiring Landlord’s approval, once Tenant has submitted all required materials to Landlord, and if (i) Tenant sends written request for approval stating in conspicuous type that Landlord’s approval will be deemed granted if Landlord fails to respond in writing within ten (10) business days of submission, and (ii) if Landlord does not provide comments to any materials submitted within ten (10) business days of submission, then Landlord shall be deemed to have approved the Alterations in accordance with the terms of the materials submitted.

9.4 Utilities. The cost of access and the use and consumption of all such utilities and services shall be borne solely by Tenant and no interruption, discontinuance or cessation thereof shall affect Tenant’s obligations hereunder or result in a termination of or otherwise affect or render Landlord liable in any way this Lease.

9.5 No Landlord Services. Tenant acknowledges that Landlord shall furnish no services whatsoever during the Term, it being understood that Tenant shall be fully responsible for the provision of all services to the Property, including the MOB.

9.6 Compliance with Legal Requirements. Regardless of cost or inconvenience, and whether foreseen or not, Tenant shall, at its sole cost and expense, comply timely and conform with all present and future Legal Requirements governing the Property or its use. Tenant shall, at its sole cost and expense, make any and all additions, Alterations or changes to the Property or any portion thereof as required by any Governmental Authority and shall comply promptly with all present and future Legal Requirements. Neither Tenant nor any Affiliate of Tenant any of its or their owners or employees in any way connected with the Property nor any Space Tenant or Occupant may be Disqualified Providers and Tenant shall provide immediate notice to Landlord in the event that any such person either: (i) is or has been excluded from a state or federal health plan, or (ii) has received notice of a pending exclusion from a state or federal health plan. Landlord may permit such person to cure such breach within ten (10) days of the breach, in Landlord’s sole discretion.

9.7 No Change in Zoning. Landlord and Tenant and their successors and assigns covenant and agree that they shall not petition, apply for, or otherwise seek governmental or quasi-governmental approval for any use of the Property which requires the grant of any type of zoning amendment, zoning variance, or special use permit from the applicable zoning authority or any commission, subdivision thereof, or from any other Governmental Authority, which would prohibit the use of the MOB, including parking set back and other requirements applicable thereto. No zoning or similar governmental regulatory change may be made or applied for by Tenant nor may Tenant apply for or obtain any zoning variance without the express written consent of Landlord which may be withheld at its sole discretion.

9.8 Contest of Laws. Tenant shall have the right, after prior written notice to Landlord, to contest by appropriate legal proceedings diligently conducted in good faith, at its sole cost and expense, the validity or application of any law, ordinance, order, rule, regulation or requirement of the nature referred to in Section 9.6 hereof that pertains to the Property, except as may be prohibited under any Fee Mortgage on the Property; provided, however, that if any fine, lien, charge or civil liability or other adverse effect to or on the Property would be incurred by reason of any delay in compliance with any such law, ordinance, rule, regulation, or requirement pending the prosecution of any such proceeding, Tenant may not have the right to contest the same and must comply with the same immediately. Upon request from Tenant, Landlord shall, subject to the foregoing, execute and deliver any appropriate documents which may be necessary or proper to permit Tenant so to contest the validity or application of any such law, ordinance, order, rule, regulation or requirement, and Tenant shall reimburse Landlord upon demand for any costs, including attorneys’ fees, incurred in connection with Tenant’s request.

9.9 Telecommunications Equipment and Services. Unless otherwise restricted by Legal Requirements, Landlord shall have the non-exclusive right (but not the obligation), without payment of any fee to Tenant except as set forth in this Section 9.9, to provide telecommunications services (for itself or others) on the rooftop or inside the Property including, without limitation, telephone switching and information and communication services, (“Telecommunication Services”) to lessees of the MOB. Without implying that Landlord has any obligation to provide Telecommunication Services, Landlord may utilize the rooftop or inside of the Property to provide Telecommunication Services to other parts of the Campus. At least sixty (60) days prior to the installation of any equipment associated with providing such Telecommunications Services, Landlord shall deliver to Tenant written notice thereof, together with the name of the contractor performing such work, evidence of such contractor’s insurance reasonably acceptable to Tenant, plans and specifications and a description of the work to be performed, and the time periods and locations within the MOB to which Landlord and/or its contractor require access, all of which shall be subject to Tenant’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed. All such installations and any required upgrades or modifications to the existing building systems, as well as any consultants’ fees necessary to assess the existing building systems’ capacities, shall be at Landlord’s sole cost and expense and shall be completed in a good and workmanlike manner and lien free condition. Landlord shall indemnify, defend and hold Tenant harmless from and against all loss, cost or damage caused by or as a result of bodily injury or property damage arising from the acts or omissions of Landlord or its contractor arising out of or suffered as a result of the installation of equipment of such Telecommunications Services. The indemnification obligations of this Section 9.9 shall survive termination of this Lease. Landlord shall retain title to all equipment, cabling and other personal property and fixtures located, as of the Effective Date and thereafter, in or upon the MOB and owned by Landlord and used by Landlord to provide the Telecommunication Services. In the event such equipment, cabling or other personal property or fixtures are no longer actively used by Landlord or Landlord’s designee and removal thereof is necessary or required, Landlord, at its election, shall promptly remove the same at its sole cost and expense. Subject to Tenant’s review and approval of plans and specifications as provided in this Section 9.9, Tenant shall provide Landlord and the licensees, contractors, agents and employees reasonable access to all parts of the MOB as shall be reasonably necessary for the installation, maintenance, repair and replacement of cabling and other equipment necessary for the provision of Telecommunication Services and, without the payment of any fee by Landlord, Tenant shall continue to make available to Landlord the telecommunication closets or similar space within the MOB which is currently utilized and occupied by such switching and other equipment used in the provision of Telecommunications Services as of the Lease Commencement Date and any additions to or replacements of such areas. Tenant shall not directly or indirectly, as for example, through an affiliate of Tenant, market Telecommunication Services to lessees of the MOB. Notwithstanding anything to the contrary in this Section 9.9, however, if Landlord is required to build a stand-alone room in order to accommodate Landlord’s equipment, or if Landlord’s requirements for such equipment exceeds that which is reserved for such purposes pursuant to the plans and specifications for the MOB, or if such equipment uses more than a de minimis amount of electricity or other utilities, Tenant will be permitted to charge Landlord for any such construction required to comply with this Section 9.9 and appropriate annual rent and utility expenses for such space and equipment on an equitable basis, provided such rent and utility expenses are identified to Landlord prior to its installation of any Telecommunications Services.

9.10 Access Rights for Other Personal Property. Unless otherwise restricted by Legal Requirements, Landlord reserves the right to install, at Landlord’s sole cost and expense, on the roof and in the common areas of the MOB from time to time during the Term, certain personal property which facilitates use or operation of the MOB or the Campus or services (e.g. security cameras, fire protection/detection systems, etc.), the ownership of which has been retained by Landlord (the “Landlord’s Retained Personal Property”). At least sixty (60) days prior to the installation of Landlord’s Retained Personal Property, Landlord shall deliver to Tenant written notice thereof, together with the name of the contractor performing such work, evidence of such contractor’s insurance reasonably acceptable to Tenant, plans and specifications and a description of the work to be performed, and the time periods and locations within the MOB to which Landlord and/or its contractor require access, all of which shall be subject to Tenant’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed. All such installations and any required upgrades or modifications to the existing building systems, as well as any consultants’ fees necessary to assess the existing building systems’ capacities, shall be at Landlord’s sole cost and expense. Landlord shall indemnify, defend and hold Tenant harmless from and against all loss, cost or damage caused by or as a result of the acts or omissions of Landlord or its contractor arising out of or suffered as a result of the installation of Landlord’s Retained Personal Property or the use, operation or provision thereof. The indemnification obligations of this Section 9.10 shall survive termination of this Lease. Landlord shall keep Landlord’s Retained Personal Property in good order and repair consistent with a Class A Medical Office Property. In the event Landlord’s Retained Personal Property is no longer actively used by Landlord and removal thereof is necessary or required, Landlord shall promptly remove the same at its sole cost and expense. Subject to Tenant’s review and approval of plans and specifications as provided in this Section, Tenant shall provide Landlord and the licensees, contractors, agents and employees reasonable access to the roof and all parts of the common areas of the MOB as shall be reasonably necessary for the installation, maintenance, repair and replacement of Landlord’s Retained Personal Property without the payment of any fee by Landlord to Tenant for such access and free of claim of constructive eviction. If Landlord’s Retained Personal Property uses more than a de minimis amount of electricity or other utilities, Tenant will be permitted to charge Landlord for any such utility expenses on an equitable basis reasonable satisfactory to Landlord and Tenant. Tenant shall continue to make available to Landlord access to Landlord’s Retained Personal Property upon reasonable prior written notice throughout the Term. Landlord’s Retained Personal Property will be installed lien free and of a quality equal to or better than that found in the MOB. Landlord shall cooperate with Tenant in the design and/or appearance of Landlord’s Retained Personal Property, and (unless Landlord has a commercially reasonable basis for objecting to do so) provide, at Tenant’s written request, shared access to any feeds or information generated by security, fire detection, emergency management or similar systems, under such reasonable conditions, if any, as Landlord may stipulate.

9.11 Landlord’s Right to Perform Tenant’s Covenants. If Tenant at any time shall fail to pay any tax or other imposition in accordance with the provisions of this Lease, or to take out,

pay any insurance premiums for, maintain or deliver any of the insurance policies in the manner provided for in this Lease, or shall fail to pay any Rent hereunder as and when due, or to keep, observe or perform any covenant or any other act on its part required to be made or performed in this Lease, or then at any time after furnishing not less than thirty (30) days’ prior notice to Tenant (or, in the case of an emergency, without prior notice to Tenant), Landlord, without waiving or releasing Tenant from any obligation of Tenant contained in this Lease or waiving or releasing any rights of Landlord hereunder, at law or in equity, may (but shall be under no obligation to) pay any tax or other imposition, insurance premium, item of Rent or any other sums, costs, expenses, charges, payments or deposits payable by Tenant hereunder, or perform any other act on Tenant’s part required to be made or performed as provided in this Lease, and may enter upon the Property for such purpose and take all such action thereon as may be necessary therefor.

All reasonable sums paid by Landlord and all reasonable costs and expenses incurred by Landlord in connection with the performance of any such obligation, together with interest thereon at the Interest Rate from the respective dates of Landlord’s making of each such payment or incurring of each such sum, cost, liability, expense, charge, payment or deposit until the date of actual repayment to Landlord, shall be paid by Tenant to Landlord on demand as Rent. Any payment or performance by Landlord pursuant to the foregoing provisions of this Section 9.11 shall not be nor be deemed to be a waiver or release of breach or default of Tenant with respect thereto or of the right of Landlord to take such action as may be permissible hereunder, at law or in equity if a Tenant Default shall have occurred.

ARTICLE 10

INSURANCE AND INDEMNIFICATION

10.1 Tenant’s Insurance. Tenant will procure and maintain during the entire Term of this Lease, at Tenant’s expense, all insurance policies and requirements as provided in this Lease. The carrier, total insurable values, and the various coverage types and limits of each policy of insurance as may be reasonably requested by Landlord and customary for Class A Medical Office Properties must be acceptable to Landlord in its commercially reasonable discretion and to the extent the same are generally available at a commercially reasonable expense. The initial coverages, policy limits, terms and conditions of the Tenant’s Insurance shall be as set forth in Exhibit 10.1, subject to future adjustments to be evaluated and, if needed, required by Landlord every three (3) Lease Years during the Term. All insurance policies required hereunder shall be written by an insurance company or companies reasonably acceptable to Landlord and shall be non-cancelable without thirty (30) days’ prior written notice to Landlord and any Fee Mortgagee and must give ten (10) days’ notice to those parties for nonpayment of premium. Proceeds of insurance on account of casualty to the Improvements shall be payable jointly to Tenant and any Leasehold Mortgagee if such Leasehold Mortgagee is an institutional lender and if there is no such qualifying Leasehold Mortgagee, then jointly to Tenant and any Fee Mortgagee that is an institutional lender and if there is no such Fee Mortgagee then jointly to Tenant and Landlord. Such proceeds shall then be delivered to the Depository (as herein defined). Tenant shall, as of the commencement date of this Lease, deliver to Landlord: (i) evidence of timely payment of the premium; (ii) Certificates of Insurance evidencing the insurance required by this Lease; and (iii) at the request of Landlord require endorsements or modifications in such form and content as reasonably required by Landlord.

Tenant shall give prompt notice to Landlord of the occurrence of any event covered by any of the foregoing required insurance policies. Tenant’s liability shall not be limited by the limits of any of the foregoing required insurance policies.

10.2 Landlord’s Insurance. Landlord shall procure and maintain, during the entire Term of this Lease, all insurance policies and requirements as provided in this Lease. The initial coverages, policy limits, terms and conditions of the Landlord’s Insurance shall be as set forth in Exhibit 10.1, subject to future adjustments by Landlord at its sole discretion. Landlord shall not be obligated to insure any property of Tenant.

10.3 Indemnification of Landlord by Tenant. Except to the extent prohibited by any Legal Requirements, Tenant shall indemnify and save Landlord, together with its parent, affiliates and subsidiary organizations, its and their respective shareholders, members, directors, managers, officers, employees and agents and any Fee Mortgagee (collectively “Landlord Indemnitees”) harmless against and from all liabilities, obligations, damages, penalties, claims, costs, liens, charges and expenses, including but not limited to reasonable fees and costs for architects, engineers, attorneys and other professionals, which may be imposed upon or incurred by or asserted against Landlord Indemnitees by reason of any of the following occurrences during the Term of this Lease: any work done, in or about the Property or any part thereof by Tenant or any of its Space Tenants or its or their agents, contractors, employees, subtenants, licensees or invitees; any use, non-use, possession, occupation, condition, operation, maintenance or management of the Property or any part thereof (other than any use, possession, occupation, condition, operation or maintenance by Landlord or its contractors, licensees or invitees); any negligence on the part of Tenant or any of its agents, contractors, employees, or Space Tenants, or its or their subtenants, licensees or invitees; any accident, injury or damages to any person or property occurring in, on or about the Property or any part thereof; violation of any Legal Requirement by Tenant or anyone acting by, through or under Tenant; or any failure on the part of Tenant to perform or comply with any of the covenants, agreements, terms, provisions, conditions or limitations contained in this Lease on its part to be performed or complied with. In case any action or proceeding is brought against any Landlord Indemnitee by reason of any such claim, Tenant, upon written notice from Landlord, shall at Tenant’s expense resist or defend such action or proceeding by counsel approved by Landlord in writing, which approval Landlord agrees not to unreasonably withhold. If Tenant has insurance policies covering any of the aforementioned risks, no claim shall be made against Tenant under this ARTICLE 10 unless and until the insurer shall fail or refuse to defend and/or pay all or any part thereof.

10.4 Indemnification of Tenant by Landlord. Except to the extent prohibited by any Legal Requirements, Landlord shall indemnify and save Tenant, together with its parents, affiliates and subsidiary organizations, its and their respective shareholders, members, directors, managers, officers, employees and agents (collectively “Tenant Indemnitees”) harmless against and from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including but not limited to reasonable fees and costs for architects, engineers, attorneys and other professionals, which may be imposed upon or incurred by or asserted against Tenant Indemnitees by reason of any of the following occurrences during the Term of this Lease but, not for acts or omissions prior to the Effective Date: any negligence on the part of Landlord or any of its agents, contractors, employees, licensees or invitees (excluding Tenant and the Space

Tenants); violation after the Lease Commencement Date of any Legal Requirement related to the Property by Landlord or anyone acting by, through or under Landlord (excluding Tenant and the Space Tenants); and any failure on the part of Landlord to perform or comply with any of the covenants, agreements, terms, provisions, conditions or limitations contained in this Lease on its part to be performed or complied with. In case any action or proceeding is brought against any Tenant Indemnitee by reason of any such claim, Landlord, upon written notice from Tenant, shall at Landlord’s expense resist or defend such action or proceeding by counsel approved by Tenant in writing, which approval Tenant agrees not to unreasonably withhold. If Landlord has insurance policies covering any of the aforementioned risks, no claim shall be made against Landlord under this ARTICLE 10 unless and until the insurer shall fail or refuse to defend and/or pay all or any part thereof.

10.5 Hazardous Material. Tenant, its agents, employees, contractors, sublessees, Space Tenants or invitees (the “Tenant Parties”) shall not cause or permit any Hazardous Material to be brought upon, kept or used in or about the Property, unless such Hazardous Material is (i) identified to Landlord prior to its presence on the Property, (ii) necessary to the lawful business of any such person or entity and (iii) such Hazardous Material is used, kept, stored and disposed of in a manner that complies with all Legal Requirements regulating any such Hazardous Material so brought upon or used or kept in or about the Property. If Tenant or its agents, employees, contractors, sublessees, Space Tenants or invitees breaches the obligations stated in the preceding sentence or if the presence of Hazardous Material on the Property, even if present with the consent of Landlord, results in any contamination or deposit of Hazardous Material in violation of Legal Requirements on the Property, then Tenant shall indemnify, defend and hold Landlord Indemnitees harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, sums paid in settlement of claims, attorneys’ fees, consultant fees and expert fees) which arise during or after the Term as a result of such contamination or presence unless, and only to the extent, such breach or contamination is caused by Landlord or its agents, employees, or contractors, in which event Landlord shall be responsible therefor. This indemnification of Landlord Indemnitees by Tenant includes, without limitation, costs and reasonable attorneys’ fees incurred by Landlord Indemnitees in connection with any investigation of site conditions or any clean-up, remedial, removal or restoration work performed by any individual or entity, regardless of whether such investigation or work is required by any federal, state or local Governmental Authority or political subdivision because of Hazardous Material present in the soil or ground water on or under the Property, and shall survive the cancellation, termination or expiration of the Term. Without limiting the foregoing, if the presence of any Hazardous Material on the Property caused or permitted by Tenant or the Tenant Parties results in any contamination or presence of Hazardous Materials on the Property, Tenant shall promptly take all actions at its sole expense as are necessary to comply with Legal Requirements; provided that Landlord’s approval of such actions shall first be obtained, which approval shall not be unreasonably withheld, conditioned or delayed so long as such actions would not potentially have any material adverse long-term or short-term effect on the Property. As used herein, the term “Hazardous Material” means any hazardous or toxic substance, material or waste, which is or becomes regulated by any local Governmental Authority, the State of Maryland or the United States Government. The term “Hazardous Material” includes, without limitation, any material or substance which is (a) petroleum, (b) asbestos, (c) radioactive material or waste, (d) infectious waste, (e) designated as a “hazardous substance” pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. § 1317), (f) defined as a “Hazardous

Waste” pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq. (42 U.S.C. § 6903), (g) defined as a “Hazardous Substance” pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. § 9601), (h) regulated under the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.) or defined as a “PCB,” or (i) any other substance or material similarly classified by any other federal, state or local statute or ordinance or by any rule or regulation promulgated or adopted pursuant thereto, whether now existing or hereinafter enacted. Tenant shall arrange for the removal and proper disposition of any infectious, hazardous or radioactive waste or other medical wastes from the Leased Property by qualified vendors and in accordance with Legal Requirements.

Landlord agrees to indemnify, defend and hold harmless Tenant with respect to liability arising out of or resulting from any release or threatened release of pollutants, hazardous substances or hazardous wastes which were placed on the Property after Landlord took possession of the Property but before the Lease Effective Date. Without limiting the generality of the foregoing, the above indemnification extends to claims resulting from (i) Landlord’s violation or alleged violation of any federal, state or local statute; (ii) Landlord’s undertaking of or arrangement for the handling, removal, treatment, disposal of hazardous substances found or identified at the site.

10.6 Survival. Section 10.2 to Section 10.5 inclusive shall survive the expiration of any termination of this Lease.

ARTICLE 11

DAMAGE OR DESTRUCTION

11.1 Duty to Repair. Except as otherwise provided in this ARTICLE 11, if the MOB or any part thereof shall be damaged or destroyed by any casualty or cause whatsoever, Tenant shall promptly give written notice thereof to Landlord, and Tenant shall, at its sole cost and expense, and whether or not any insurance proceeds are available or sufficient for such purpose, restore, repair, or rebuild the MOB to the condition and value prior to such damage or destruction. Alternatively, Tenant may, at its election, remove any damaged or destroyed portion of the MOB and replace said portion with new improvements that are Class A Medical Office Properties, substantially similar to the MOB in size and function, and are approved in writing by Landlord, such approval not to be unreasonably withheld, conditioned or delayed. Tenant shall commence removal and reconstruction, repair, restoration, or rebuilding of the damaged or destroyed portion upon the earlier of (a) sixty (60) days after the occurrence of such damage or destruction, or (b) the issuance of any permits necessary for such repairs (and Tenant shall diligently seek to obtain all such necessary permits as promptly as reasonably possible), and thereafter Tenant shall diligently pursue the same to completion; provided that if the damage is so extensive that Tenant is required to obtain engineering or architectural plans to make such repairs, the foregoing time frames shall be reasonably extended to allow for the same, so long as Tenant diligently seeks to obtain such plans as promptly as reasonably possible. All repair, restoration, or reconstruction must be undertaken in accordance with the terms and provisions of Section 9.3 and under such other terms as Landlord may reasonably require. Notwithstanding the foregoing, in the event that during the last three (3) years of the Term, the MOB are damaged or destroyed by fire, theft or other casualty, through no fault of Tenant, so that it cannot be repaired or restored as required herein at a cost not more than fifty percent (50%) of the replacement cost of the MOB, then Tenant shall have the option of clearing and demolishing or leaving the MOB in a safe, clean and sightly condition reasonably satisfactory to Landlord, and after such action, terminating this Lease by giving at least sixty (60) days’ prior written notice to Landlord. In the event of any such termination, Tenant shall pay to Landlord all net insurance proceeds after the required activities for removing the MOB as set forth in Section 11.3 below.

11.2 Tenant’s Failure to Repair. In the event that Tenant fails to commence its repair, restoration, rebuilding, or reconstruction of the MOB in accordance with this ARTICLE 11, or fails to substantially complete the same within not less than twelve (12) months, following the commencement thereof (or, so long as Tenant diligently and cautiously pursues completion, such longer time as may be reasonably be required based upon the extent of damage and permitting requirements), and in the further event that Tenant shall not cure such failure within thirty (30) days after notice thereof from Landlord, Tenant’s failure shall be deemed a Default under this Lease.

11.3 Payment of Proceeds. Any and all fire or other insurance proceeds that become payable at any time during the Term due to damage to or destruction of the MOB or any part thereof shall be paid to the Depository (as defined herein) and applied toward the cost of repairing and restoring the damaged or destroyed buildings and improvements in the manner required by Section 11.1 above; provided, however, that should Tenant exercise its option to terminate this Lease because of damage or destruction of the MOB as set forth in Section 11.1 above, then in that event any and all fire and insurance proceeds that shall become payable because of such damage or destruction:

(a) Shall be applied to clearing and demolishing or leaving the MOB in a safe, clean and sightly condition reasonably satisfactory to Landlord.

(b) Shall be applied next from Tenant’s allocation as determined in (c) below toward the reduction of the unpaid principal balance of the obligation secured and discharging the Property from any then-outstanding encumbrance or encumbrances incurred by Tenant pursuant to Article 6 of this Lease and to the extent Tenant’s allocation is insufficient, from Landlord’s allocation; and

(c) Then the balance of the proceeds, if any, shall be allocated between Tenant and Landlord (and in that order) in accordance with the values of their respective interests in the Property immediately prior to the damage or destruction. The value of Landlord’s interest in the Property immediately prior to the damage or destruction shall include the then-value of its interest in the Property prior to the expiration date of this Lease and the value of its reversionary interest in the MOB after the expiration date. The value of Tenant’s interest in the Property and improvements immediately prior to the damage or destruction shall include the then-value of its interest in the Property for the remainder of the Term of this Lease. Such values shall be those determined by agreement between the parties. If such agreement cannot be reached, such values shall be determined by an Appraiser meeting the qualifications set forth in Section 3.1(b) above.

Notwithstanding anything to the contrary contained elsewhere in this Lease, insurance proceeds resulting from a casualty are to be delivered to a “Depository”, which shall be a Leasehold Mortgagee that is an institutional lender or if there is no such Leasehold Mortgagee, then to a Fee Mortgagee that is an institutional lender and if there is no such Fee Mortgagee then Landlord and Tenant shall jointly appoint the Depository, which must be an institutional lender or title company (unless a Tenant Default has occurred and is continuing, in which event Landlord alone shall appoint the Depository). Proceeds of insurance resulting from a casualty to be used for removing debris or reconstruction shall be paid over to Tenant (or its designated contractor or subcontractor) from time to time upon such terms and conditions under which the Depository typically advances loan proceeds in connection with construction loans related to construction of medical office buildings. In the event that, under the terms of this Lease, insurance proceeds related to a casualty are to be paid to Landlord, the Depository shall immediately pay any and all such proceeds to the Landlord. In no event shall Tenant be entitled to receive insurance proceeds on account of any casualty if there shall exist a Tenant Default and, in such event, Landlord shall be entitled to receive all such insurance proceeds.

11.4 No Abatement. No destruction of or damage to the Improvements by fire or any other casualty or cause shall relieve Tenant from its liability to pay, or provide for any abatement or interruption of, the Net Rent, Additional Rent and other charges payable under this Lease, and Tenant shall have no right to terminate or surrender this Lease except as provided in Section 11.1 above. Tenant waives any rights now or hereafter conferred upon it by statute or other applicable law to terminate or surrender this Lease or the MOB or any part thereof, or to any suspension, diminution, abatement or reduction of rent on account of any such destruction or damage.

ARTICLE 12

CONDEMNATION

12.1 Participation in Proceedings. In the event that the Property in whole in any part, shall be taken in condemnation proceedings or by exercise of any right of eminent domain or by agreement between Landlord, Tenant, and those authorized to exercise such right (any such matters being herein referred to as a “Taking”), Landlord, Tenant, and any person or entity having an interest in the award or awards shall have the right to participate in any such condemnation proceedings or agreement for the purpose of protecting their interests hereunder. Each party so participating shall pay its own expenses therein.

12.2 Definitions. For purposes of this Lease, the term “Improvements Award” shall mean that part of any award which shall be specifically attributed by the condemning authority, or other body authorized to make the award (“Condemnation Authority”) as compensation for the MOB and other improvements funded by the Tenant on the Property constructed by Tenant and, in the case of a partial Taking, any consequential damages to the untaken portions of any Improvements; or, if not attributed by the Condemnation Authority, that part of the award as shall be determined by agreement between the Parties, or by a court of competent jurisdiction if the Parties are unable to reach an agreement, as being attributable to such Improvements and to any consequential damages to such untaken portions thereof.

12.3 Effect of Taking; Termination of Lease. If at any time during the Term of this Lease there shall be a Taking of substantially all of the Property, this Lease shall terminate and expire on the date of such Taking, Net Rent, Additional Rent and other amounts payable by Tenant hereunder shall be apportioned and paid to the date of such Taking. For the purpose of this ARTICLE, “substantially all of the Property” shall be deemed to have been taken if, in the Parties reasonable joint determination, the untaken part of the Property shall be insufficient for the economic and feasible use and operation of the Property by Tenant.

12.4 Allocation of Proceeds. If this Lease shall have terminated as a result of such a Taking, Landlord shall be entitled to the award for (a) the underlying land constituting the Property, (b) consequential damages to and diminution of the land described in (a) of this sentence not so taken, and (c) shall be entitled to any award for loss of future rental income from the Property. Tenant shall be entitled to the Improvements Award.

12.5 Continuation of Lease After Taking. If any Taking shall not be of substantially all of the Property, this Lease shall continue after any such partial Taking and shall remain unaffected, except that: (a) Tenant shall, promptly after such partial Taking and at its expense, take commercially reasonable efforts to restore any improvements to the Property altered or damaged by such partial Taking to a complete architectural unit, regardless of whether the cost of such restoration exceeds the Improvements Award, and (b) the Net Rent shall be redetermined equitably by Landlord. Alternatively, Tenant may demolish any such damaged or altered MOB Improvements and construct new improvements thereon of at least comparable quality and market value in accordance with Section 9.3 Tenant shall use commercially reasonably efforts to commence such construction or restoration within sixty (60) days after the date of such partial Taking, shall diligently pursue such construction or restoration, and shall use reasonable efforts to substantially complete the same within one (1) year from the date of the Taking (or, provided Tenant is acting diligently, such longer period as may be necessitated by the extent of the taking or permitting required). In the event that Tenant shall fail to commence or complete such construction or restoration within the respective time periods specified hereby, unless such failure is due to circumstances that are beyond the control of Tenant (or Tenant has failed to adopt a plan for the completion of such construction and is not diligently pursuing its completion) and in the further event that Tenant does not cure such failure within thirty (30) days after notice thereof is given by Landlord, such failure shall be a Default under this Lease, whereupon Landlord shall be entitled to the entire Improvements Award, or so much thereof as has not been disbursed and used in construction or restoration.

12.6 Certain Damages Not Collectible by Tenant. In the event of any Taking, Tenant shall not be entitled to any payment based upon the value of the unexpired Term of this Lease or any renewal thereof or the value of the leasehold, or for any amount or sum, other than Tenant’s share of the Improvements Award, if the same would diminish Landlord’s award.

12.7 Taking of Lesser Interests. In the event of the Taking of an easement or any other taking which shall be of an interest or estate in the Property less than a fee simple (other than a Taking for temporary use mentioned in Section 12.8 hereof), as a result of which the Property shall be insufficient for the economic and feasible operation thereof by Tenant, this Lease shall terminate and expire with the same force and effect as in the case of a Taking pursuant to Section 12.3 hereof. Otherwise, such Taking shall be deemed insufficient to terminate this Lease, and the division of the award shall be governed by Section 12.4 and Section 12.5 hereof. In no event shall a Taking be sufficient to terminate this Lease if Landlord provides alternative easements or interests to Tenant. For purposes of this Section, any change of grade of a roadway on which the Property abuts, to the extent that such change impairs Tenant’s access to and use of the Property and requires Tenant to make changes to the Property to restore such use, shall be deemed a partial Taking subject to this ARTICLE, and any recovery as a result of the same shall be paid to Tenant to the extent provided in this ARTICLE 12 for restoration costs.

12.8 Taking for Temporary Use. In the event of a Taking of all or a part of the Property for temporary use, this Lease shall continue without change as between Landlord and Tenant, there shall be no redetermination of Net Rent, Additional Rent or other charges and Tenant shall be entitled to the award made for such use, except that:

(a) for a Taking of all or part of the Property for a temporary use, if such award is payable periodically as such temporary use continues, it shall be paid to Tenant until the date of expiration or termination of this Lease and to Landlord from and after the date of expiration or termination of this Lease; or, if any such award shall be in a lump sum, Tenant shall be entitled to a sum equal to a maximum of three (3) months’ aggregate Net Rent, and the balance of such award shall be deposited with the Depository. Such balance shall be paid to Tenant in equal quarter-annual installments so long as this Lease shall continue in effect; and

(b) for a Taking of all or part of the Property for a temporary use, Tenant shall be entitled to file and prosecute any claim against the condemnor for damages and to recover the same, for any negligent use, waste or injury to the Property throughout the balance of the Term of this Lease. The amount of damages so recovered shall be paid to the Tenant and shall be applied by Tenant first to any necessary repair or restoration of the Property occasioned by such negligent use, waste, or injury.

12.9 Rights of Leasehold Mortgagee. Nothing contained in this ARTICLE 12 shall be construed so as to impair any rights of any Leasehold Mortgagee to any condemnation proceeds as its interest may appear, but in no event shall the Leasehold Mortgagee be entitled to any condemnation proceeds allocate or pertaining to Landlord’s ownership of the property subject to this Lease. To the extent that any such proceeds are payable to any Leasehold Mortgagee such proceeds shall be paid out of the Tenant’s award only, as determined by the foregoing provisions of this ARTICLE 12, in the same proportions as such respective shares bear to the total condemnation award.

ARTICLE 13

SURRENDER

13.1 Surrender of Property. Except as herein otherwise expressly provided in this Lease, Tenant shall surrender and deliver up the Property and all Improvements thereto to Landlord at the expiration or other termination of this Lease or of Tenant’s right to possession hereunder, in the condition and state of repair that the Property were in at the Lease Commencement Date, together with all Alterations made from time to time as allowed and pursuant to this Lease, reasonable wear and tear excepted and free and clear of all liens and encumbrances other than the Permitted Exceptions. The Improvements and all other structures and improvements made by Tenant upon the Property and Tenant’s personal property and fixtures which cannot be removed without causing damage to the MOB and remainder of the Property shall become the property of Landlord upon such expiration or termination, all without payment by Landlord.

13.2 Removal of Certain Property. Notwithstanding the provisions of this Section 13.1, within thirty (30) days following the expiration or other termination of this Lease or of Tenant’s right to possession hereunder (other than a termination resulting from a Tenant’s Default), Tenant shall have the right to remove all or a portion of Tenant’s personal property from the Property. Tenant shall repair or pay or cause to be paid to Landlord the costs of repairing or restoring any injury or damage to the Property arising from such removal so as to return the Property to the condition thereof that existed immediately prior to such removal. Such costs shall be Additional Rent and shall be deemed due and payable as of the date on which surrender by Tenant is required under this Lease.

13.3 Property Not Removed. Any personal property of Tenant which shall remain in or upon the Property after thirty (30) days after the expiration or other termination of the Lease shall be deemed to have been abandoned by Tenant, and at the option of Landlord, such property: (a) shall be retained by Landlord as its property; or (b) shall be disposed of by Landlord in such manner as Landlord shall determine, without accountability to any person. Landlord shall not be responsible for any loss or damage occurring to any property owned by Tenant. Notwithstanding such automatic vesting of title, Tenant shall execute and deliver such appropriate deed or bill of sale in recordable form evidencing such title transfer at Landlord’s request.

13.4 Failure to Vacate. Tenant acknowledges that possession of the Property must be surrendered to Landlord at the expiration or earlier termination of this Lease. If Tenant holds over without Landlord’s prior written consent beyond the expiration or earlier termination of this Lease, Tenant shall indemnify, defend and save Landlord Harmless from and against any and all cost, expense, claim, loss, damage, or liability resulting from the failure or delay by Tenant in so surrendering the Property including, without limitation, reasonable attorney’s fees and any claims made by any succeeding tenant founded on such failure or delay and, in any such event, Tenant shall in addition pay to Landlord Net Rent, Additional Rent and any other amounts payable by Tenant hereunder at the rate of one hundred fifty percent (150%) of the amounts payable to Landlord immediately prior to the expiration or earlier termination of this Lease.

13.5 Survival of Terms. The terms of this ARTICLE 13 shall survive any termination of this Lease.

ARTICLE 14

NOTICE

14.1 Notice. Whenever in this Lease it is required or permitted that notice be given by either Party to the other, such notice shall be in writing and shall be personally delivered or sent by nationally recognized commercial overnight courier. In either case, the notice will be confirmed by facsimile or email transmission. Notice shall be deemed received, when given, if by personal delivery on a business day by 5:00 p.m. local time, otherwise on the next regularly occurring business day. Notice by commercial overnight delivery service shall be deemed received on the next business day following deposit. All notices shall be directed as follows, unless the Parties shall otherwise direct, in writing:

LANDLORD:	CMH II Holding Co.
100 Hospital Road
Prince Frederick, Maryland 20678
Attention: President and CEO

AND

Calvert Memorial Hospital
100 Hospital Road
Prince Frederick, Maryland 20678
Attention: Chief Financial Officer

COPY TO:	Robert E. Scher, Esquire
Ober, Kaler, Grimes & Shriver
A Professional Corporation
100 Light Street
Baltimore, Maryland 21202

TENANT	CHP Calvert Dunkirk MOB Owner, LLC
c/o CHP Partners, LP
CNL Center at City Commons
450 South Orange Ave.
Orlando, Florida 32801
Attn.: Joseph T. Johnson, SVP and CFO and
Holly J. Greer, SVP and General Counsel

COPY TO:	Lowndes, Drosdick, Doster, Kantor & Reed, P.A.
215 N. Eola Drive
Orlando, Florida 32801
Attention: William T. Dymond, Esquire

ARTICLE 15

DEFAULT; REMEDIES

15.1 Default of Tenant. Each of the following shall be deemed a default by Tenant (“Tenant Default” or a “Default”):

(a) Failure to pay the Net Rent, Additional Rent or any other sums payable by Tenant hereunder as and when due and such default shall continue for a period of ten (10) calendar days after written notice from Landlord to Tenant. Notwithstanding the foregoing, if Tenant fails twice during any Lease Year to pay any Net Rent, Additional Rent or other amount when due, then any subsequent failure to pay Net Rent, Additional Rent or other amount when due during such Lease Year shall constitute a Tenant Default immediately upon occurrence, irrespective of whether or not Tenant has received written notice thereof.

(b) Failure to comply with any of the insurance requirements set forth in Section 10.1 or Exhibit 10.1 and such failure shall continue for a period of ten (10) calendar days after written notice from Landlord to Tenant.

(c) Failure to perform any act to be performed by Tenant hereunder or to comply with any provision, condition or covenant contained herein and such failure continues for more than thirty (30) calendar days after written notice of such failure is delivered to Tenant, or in the event of a default which cannot with due diligence be cured within such thirty (30) day period to commence to cure said default within thirty (30) days after such notice and to prosecute the curing of such default with due diligence and to complete the curing of said default within a reasonable time thereafter. Notwithstanding the foregoing, in the event Landlord determines that a Space Tenant or MOB Occupant is in violation of the use restrictions set forth in Section 5.1, Section 5.2, Section 5.3 or Section 5.7 hereof, Landlord shall deliver written notice thereof to Tenant, and Tenant shall not be deemed to be in default under this Lease provided that Tenant, immediately and in good faith, prosecutes with due diligence the resolution of a dispute as to whether Space Tenant is in violation of the use restrictions, and Tenant prosecutes the curing of such default immediately and with due diligence and completes such curing by eliminating or preventing such continued prohibited use within sixty (60) days after Landlord’s written notice.

(d) The filing by or against Tenant of a petition under the Bankruptcy Code, as amended, or under any similar law or statute of the United States or any State thereof (unless such petition is dismissed within sixty (60) days of the filing thereof); Tenant being adjudged bankrupt or insolvent in proceedings filed against Tenant thereunder; the making by Tenant of a general assignment for the benefit of creditors; Tenant’s taking the benefit of any insolvency action or law; the appointment of a permanent receiver or trustee in bankruptcy for Tenant or its assets; the appointment of a temporary receiver for Tenant or its assets if such temporary receivership has not been vacated or set aside within thirty (30) calendar days from the date of such appointment; the initiation of an arrangement or similar proceedings for the benefit of creditors by or against Tenant; or the dissolution or other termination of Tenant’s existence.

(e) Failure, after any applicable notice and cure period (i) to make payment when due, (ii) to perform any act to be performed by Tenant, or (iii) to comply with any provision, condition or amount contained in any Leasehold Mortgage or other instrument or agreement between Tenant and any Leasehold Mortgagee which constitutes a default under such Leasehold Mortgage or other instrument or agreement.

(f) The occurrence of any default by Tenant under any Approved Lease by and between Tenant and Landlord or an affiliate of Landlord, in each case beyond any applicable notice and cure period.

(g) Any other event expressly deemed to be a default by Tenant under this Lease.

15.2 Default of Landlord. The following shall be deemed a default by Landlord: failure to perform any act to be performed by Landlord hereunder or to comply with any provision, condition or covenant contained herein and such failure continues for more than thirty (30) calendar days after written notice of such failure is delivered to Landlord and any Fee Mortgagee, or in the event of a default which cannot with due diligence be cured within such thirty (30) day period to cure said default and to prosecute the curing of such default with due diligence and to complete the curing of said default within a reasonable time thereafter. Tenant shall accept cure by any Fee Mortgagee as if such cure were made by Landlord.

15.3 Remedies. Upon the occurrence of any Tenant Default, Landlord may, in addition to any and all other remedies provided at law or in equity:

(a) Enter upon the Property and do whatever Tenant is obligated to do under the terms of this Lease, and Tenant agrees to reimburse Landlord for all costs and expenses that Landlord incurs in effecting compliance with Tenant’s obligations under this Lease.

(b) Enter upon and take possession of the Property, without terminating this Lease, and expel or remove Tenant and any other person who may be occupying the Property or any part thereof, by force if necessary, without being liable for prosecution or any claim for damages therefor, and relet the Property and receive the rent therefor; and Tenant agrees to pay to the Landlord on demand any deficiency that may arise by reason of such reletting together with all costs incurred by Landlord in reletting the Property, including, without limitation, rent and other concessions, tenant allowances, brokerage commissions, advertising expenses, redecorating, repairs, renovations as needed for any subtenants or Space Tenants, and reasonable attorneys’ fees and any other reasonable costs incurred by Landlord in connection therewith (the “Landlord Costs”). Provided Tenant has vacated the Property and complied with the terms of ARTICLE 13, Landlord shall use its commercially reasonable efforts to relet the Property, but its failure to procure a new tenant shall not be deemed a defense by the Tenant under this Lease, and in no event is Landlord obligated to give any priority to the leasing of the MOB over other space that Landlord or its Affiliates may have available for lease. In the event Landlord is successful in reletting the Property at a rental in excess of that agreed to be paid by Tenant pursuant to the terms of this Lease, the Parties agree that Tenant shall not be entitled, under any circumstances, to such excess rental, and Tenant does hereby specifically waive any claim to such excess rental. If Landlord is successful in reletting the Property, Tenant remains liable for the difference between the Net Rent, Additional Rent and other amounts owed by Tenant for the remainder of the Term and the actual rental received by Landlord from such reletting, after deducting all Landlord Costs. Tenant is to pay Landlord any such deficiency, on demand, and Landlord may bring an action against Tenant for such deficiency. Notwithstanding any reletting pursuant to this Section, Landlord may at any time thereafter elect, upon notice to Tenant, to terminate this Lease for such Tenant Default.

(c) Terminate this Lease, in which event Tenant shall immediately surrender the Property to Landlord, and if Tenant fails so to do, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Property and expel or remove Tenant. If Landlord terminates this Lease, Tenant is to immediately pay to Landlord a sum equal to any and all Net Rent, Additional Rent and all other monetary payments that are then due and which will become due under this Lease for the balance of the Term, subject to Landlord’s obligations, if any, under then applicable Legal Requirements to mitigate its damages. If Landlord elects to terminate this Lease and if Landlord does not have an obligation under then applicable Law to mitigate its damages, the amount to be collected by Landlord is the present value of any and all Net Rent, Additional Rent and other monetary payments that are then due and which will become due under the Lease for the balance of the Lease Term, such present value to be calculated by Landlord using the then prevailing interest rate for U.S. Treasury Notes which have a maturity date equal to or most equal to the remaining term of the Lease. In addition, Landlord may recover all other damages it incurs as a result of such Default from Tenant.

(d) No re-entry or taking possession of the Property by Landlord is an election on Landlord’s part to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination is decreed by a court of competent jurisdiction.

(e) Tenant recognizes that, if it fails to perform, observe or discharge any of its obligations under this Lease, Landlord is hereby authorized to demand specific performance of this Lease, and is entitled to temporary and permanent injunctive relief, in a court of competent jurisdiction at any time when Tenant fails to comply with any of the provisions of this Lease applicable to it. To the extent permitted by law, Tenant hereby irrevocably waives any defense that it might have based on the adequacy of a remedy at law which might be asserted as a bar to such remedy of specific performance or injunctive relief. Tenant also irrevocably waives any right of the redemption previously or hereafter existing by statute or at law or in equity.

15.4 No Waiver. Forbearance by Landlord to enforce one or more of the remedies herein provided upon a Default shall not be deemed or construed to constitute a waiver of Landlord’s right to enforce any such remedies with respect to any subsequent Default. No failure by a Party to insist upon the strict performance of any agreement, term, covenant or condition hereof or to exercise any right or remedy consequent upon a breach thereof and no acceptance of full or partial rent during the continuance of any such breach, shall constitute a waiver of any such breach or of such agreement, term, covenant or condition. No agreement, term, covenant or condition hereof to be performed or complied with by a Party, and no breach thereof, shall be waived, altered or modified except as a written instrument executed by the Party against whom enforcement is sought. No waiver of any breach shall affect or alter this Lease, but each and every agreement, term, covenant and condition hereof shall continue in full force and effect with respect to other then existing or subsequent breach thereof.

15.5 Tenant’s Remedies. In the event of an uncured Default of Landlord, Tenant shall, subject to the provisions of ARTICLE 18, be entitled to all rights and remedies available to Tenant at law or in equity, except that Tenant shall not, except as specifically set forth in this Lease, be entitled to an abatement, set-off or withholding of Net Rent or Additional Rent.

15.6 Tenant’s Bankruptcy. Nothing contained in this ARTICLE 15 shall limit or prejudice the right of Landlord to prove and obtain as liquidated damages in any bankruptcy, insolvency, receivership, reorganization or dissolution proceeding an amount equal to the maximum allowed by a statute or rule of law governing such proceeding and in effect at the time when such damages are to be proved, whether or not such amount shall be greater than, equal to or less than the amount of the damages referred to in any of the preceding Sections of this ARTICLE 15.

If an order for relief is entered or if a stay of proceeding or other acts becomes effective in favor of Tenant or Tenant’s interest in this Lease, in any proceeding which is commenced by or against Tenant under the present or any future applicable federal Bankruptcy Code or any other present or future applicable federal, state or other statute or law, Landlord shall be entitled to invoke any and all rights and remedies available to it under such bankruptcy code, statute, law or this Lease, including, without limitation, such rights and remedies as may be necessary to adequately protect Landlord’s right, title and interest in and to the Property or any part thereof and/or adequately assure the complete and continuous future performance of Tenant’s obligations under this Lease. Adequate protection of Landlord’s right, title and interest in and to the Property, and adequate assurance of the complete and continuous future performance of Tenant’s obligations under this Lease shall include, without limitation, the following requirements:

(i) that Tenant shall duly and timely comply with all of its obligations under this Lease;

(ii) that Tenant shall pay to Landlord, on the first day of each month occurring subsequent to the entry of such order, or on the effective date of such stay, a sum equal to the amount by which the Property diminished in value during the immediately preceding monthly period, but in no event an amount which is less than the aggregate Rent payable for such monthly period;

(iii) that Tenant shall continue to use the Property in the manner required by this Lease;

(iv) that Landlord shall be permitted to supervise the performance of Tenant’s obligations under this Lease;

(v) that Tenant shall hire such security personnel as may be necessary to insure the adequate protection and security of the Property;

(vi) that Tenant shall pay to Landlord on the date of entry of such order or the effective date of such stay, as partial adequate protection against future diminution in value of the Property and adequate assurance of the complete and continuous future performance of Tenant’s obligations under this Lease, a security deposit in an amount acceptable to Landlord, but in no event less than the Rent payable hereunder for the then-current Lease Year;

(vii) that Tenant has and will continue to have unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that sufficient funds will be available to fulfill the obligations of Tenant under this Lease;

(viii) that Landlord shall be granted a security interest acceptable to Landlord in property of Tenant to secure the performance of Tenant’s obligations under this Lease; and

(ix) that if Tenant’s trustee, Tenant or Tenant as debtor-in-possession assumes this Lease and proposes to assign the same (pursuant to Title 11 U.S.C. 365, as the same may be amended) to any Person who shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to the trustee, Tenant or Tenant as debtor-in-possession, then notice of such proposed assignment, setting forth (a) the name and address of such Person; (b) all of the terms and conditions of such offer; and (c) the adequate assurance to be provided Landlord to assure such Person’s future performance under the Lease, including, without limitation, the assurances referred to in Title 11 U.S.C. 365(b)-(d) (as they may be amended), shall be given to Landlord by the trustee, Tenant or Tenant as debtor-in-possession no later than twenty (20) days after receipt by the trustee, Tenant or Tenant as debtor-in-possession of such offer, but in any event no later than fifteen (15) days prior to the date that the trustee, Tenant or Tenant as debtor-in-possession shall make application to a court of competent jurisdiction for authority and approval to enter into such assignment and assumption, and Landlord shall thereupon have the prior right and option, to be exercised by notice to the trustee, Tenant or Tenant as debtor-in-possession prior to the effective date of such proposed assignment, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such Person, less any brokerage commissions and other expenses which may be payable out of the consideration to be paid by such Person for the assignment of this Lease.

ARTICLE 16

QUIET ENJOYMENT

16.1 Tenant’s Right to Quiet Enjoyment. Tenant, upon paying the Net Rent, Additional Rent and other charges herein provided for, and upon timely observing and keeping all covenants, agreements and conditions of this Lease to be kept on its part, shall quietly have and enjoy the Property during the Term of this Lease without hindrance or molestation by anyone claiming by, through or under Landlord; subject, however, to the exceptions, reservations, Permitted Exceptions and conditions of this Lease.

16.2 Landlord’s Right of Entry. Tenant shall permit Landlord and its authorized representatives to enter the Property at all reasonable times upon no less than twenty-four (24) hours advance notice for the purpose of inspecting the same for compliance with the terms of this Lease, for the purpose of showing the same to prospective purchasers of the Property and for any other reasonable purpose, and, at any time within two (2) years prior to the expiration of the Term, for the purpose of showing the same to prospective lessees. In the event of an emergency, the Landlord may enter the Property without notice; provided, however, Landlord shall deliver written notice to Tenant within twenty-four (24) hours after such entry, which notice shall describe the time and purpose of such entry, and any actions or work performed within the MOB during such entry. Nothing herein shall imply any duty upon the part of Landlord to perform any of Tenant’s obligations hereunder

ARTICLE 17

ESTOPPEL CERTIFICATES

17.1 Estoppel Certificates. Tenant shall, at its own cost and expense, at any time and from time to time, within twenty (20) days after request by Landlord, certify by written instrument, duly executed, acknowledged and delivered to Landlord, or any other Person specified by Landlord: that this Lease is unmodified and in full force and effect, or, if there have been any modifications, that the same is in full force and effect as modified and stating the modifications and attaching a true, complete and correct copy of this Lease; whether or not to Tenant’s knowledge, there are then existing any defaults, setoffs or defenses against the enforcement of any of the agreements, terms, covenants or conditions hereof and any modifications hereof upon the part of either Party to be performed or complied with, and, if so, specifying the same; the dates, if any, to which the Net Rent, Additional Rent and any other charges hereunder have been paid in advance; the date of expiration of the Term; the Net Rent then payable under this Lease; such other matters reasonably requested by Landlord. Landlord shall, at its own cost and expense, at any time and from time to time, within twenty (20) days after request by Tenant, certify by written instrument, duly executed, acknowledged and delivered to Tenant, or any prospective Leasehold Mortgagee or purchaser of Tenant’s interest: that this Lease is unmodified and in full force and effect, or, if there have been any modifications, that the same is in full force and effect as modified and stating the modifications and attaching a true, complete and correct copy of this Lease; whether or not to Landlord’s knowledge there are then existing any setoffs or defenses against the enforcement of any of the agreements, terms, covenants or conditions hereof and any modifications hereof upon the part of either Party to be performed or complied with, and, if so, specifying the same; the dates, if any, to which the Net Rent, Additional Rent and any other charges hereunder have been paid in advance; the date of expiration of the Term; and the Net Rent then payable under this Lease.

ARTICLE 18

LANDLORD’S LIABILITY

18.1 Definition of Landlord. The term “Landlord” as used in this Lease, as far as the covenants and agreements of Landlord in this Lease are concerned, shall be construed to mean only the holder or holders of Landlord’s interest in this Lease at the time in question. In the event of any transfer or transfers of Landlord’s interest, other than a transfer for security prior to foreclosure thereof, the Landlord herein named (and in case of any subsequent transfer, the then transferor) shall be automatically freed and relieved, from and after the date of such transfer, from all duties and obligations as to the performance of any covenants or agreements on the part of Landlord to be performed or observed after such transfer. Any funds in which Tenant has an interest and which are in the hands of such Landlord at the time of such transfer shall be turned over to the transferee, and any amount then due and payable to Tenant shall be paid to Tenant by the then transferor. It is the intent of this Article that the provisions of this Lease shall be binding upon Landlord, its successors and assigns only during and in respect of their respective successive periods of ownership. In any event, and notwithstanding any other provision of this Lease, neither Landlord (including any successor Landlord) nor any officer, director, agent, attorney, partner, member trustee, beneficiary, or employee thereof shall be liable in an individual or personal capacity for the performance or nonperformance of any agreement, covenant, or obligation of Landlord contained in this Lease, and Tenant shall look solely to the interest of Landlord from time to time in the Property as the sole asset for payment and satisfaction of all liabilities of Landlord under this Lease.

18.2 Limitation on Landlord’s Liability. Landlord’s maximum liability hereunder shall be the net equity value of the underlying fee interest in the Property from time to time. Tenant waives any claim for any other form of damages as against Landlord for any breech of contract.

ARTICLE 19

BROKERS

19.1 Indemnification for Leasing Commissions. The Parties hereby represent and warrant that there were no real estate brokers involved in the negotiation and execution of this Lease and that no other party is entitled, as a result of the actions of the respective Party, to a commission or other fee resulting from the execution of this Lease. Each Party shall indemnify the other from any and all liability for the breach of this representation and warranty on its part and shall pay any compensation to any broker or person who may be entitled thereto notwithstanding the representation and warranty.

ARTICLE 20

MISCELLANEOUS

20.1 Waiver. One or more waivers of any covenant or condition by either Party shall not be construed as such Party’s waiver of a subsequent breach of the same covenant or condition, and the consent or approval by Landlord to or of any act by Tenant requiring Landlord’s consent or approval shall not be deemed to render unnecessary Landlord’s consent or approval to or of any subsequent similar act by Tenant. No breach of a covenant or condition of this Lease shall be deemed waived unless in writing.

20.2 Entire Agreement; Amendments. This Lease and the exhibits, attached hereto and forming a part hereof, set forth all covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the lease of the Property and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between them other than are herein set forth. No alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by each Party.

20.3 Standards of Consent and Mutual Agreement to Appointments.

(a) Where any provision of this Lease requires the consent or approval of Landlord or Tenant, Landlord and Tenant shall: (a) not unreasonably withhold, condition, or delay such consent or approval, except as otherwise expressly provided in this Lease (such as by words to the effect of “sole,” “absolute” and/or “complete” discretion, in which event the consent or approval may be granted or withheld in such Party’s sole and absolute discretion); and (b) in the event consent or approval is withheld, the reasons for such withholding shall be given in writing. Where any provision of this Lease requires a Party to do anything to the satisfaction of the other Party, each Party agrees that it will not unreasonably refuse to state its satisfaction with such action by the other Party. If a Party requests the other Party’s consent, approval or statement of satisfaction with respect to any matter hereunder, the Party from whom a request is needed shall reply to such request within thirty (30) calendar days after (i) receipt of all relevant information and (ii) the requesting Party shall prominently state in the relevant information that consent is required within thirty (30) days of the request and shall state the date for such response in the request; however, the failure to reply within such time shall not be deemed a consent, approval or statement of satisfaction as the case may be.

(b) In any instance in this Lease where Landlord and Tenant are to mutually agree upon the appointment of an appraiser, arbitrator or similar person (collectively, an “Adjudicator”), they shall each use good faith efforts to reach agreement upon such person but, if they cannot reach agreement, then within five (5) days after notice from one Party to the other, each Party shall appoint a proposed Adjudicator (and if either party fails to appoint a proposed Adjudicator within such five (5) day period, then the proposed Adjudicator appointed shall become the Adjudicator for all purposes), and if both such Adjudicators are timely appointed, the two (2) Adjudicators, within ten (10) days after the appointment of the last to be appointed, shall jointly select an Adjudicator to render a final decision in the matter, provided, however, in the event that the two (2) such Adjudicators so appointed cannot agree upon a final Adjudicator within such ten (10) day period, then either Party may apply to the Circuit Court for Calvert County, Maryland, to appoint the Adjudicator and the decision of the Circuit Court shall be final and binding on the Parties. Each Party shall pay the costs of the Adjudicator appointed by that Party. Any and all costs of any Adjudicator that is mutually appointed (or appointed by each Parties’ Adjudicator), shall be equally divided between the Parties.

20.4 Offer of Lease. The submission of this Lease for examination does not constitute a reservation of or option for the Property, and this Lease shall become effective as a Lease only upon execution and delivery thereof by Landlord and Tenant.

20.5 Governing Law. This Lease shall be governed by, and construed in accordance with, the laws of the state of Maryland, without regard to conflict of laws principles. If any provision of this Lease or the application thereof to any Person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease shall not be affected thereby and each provision of the Lease shall be valid and enforceable to the fullest extent permitted by the law.

20.6 True Lease. Notwithstanding anything herein to the contrary, Landlord and Tenant intend that this Lease constitute a true lease of the Property and not a lease intended for security or other financing arrangements, and the Parties hereto have treated and will continue to treat this Lease as a true lease for all purposes, including, without limitation, tax and accounting.

20.7 Time is of the Essence. Except as otherwise expressly set forth in this Lease, in the event Landlord or Tenant shall be delayed or hindered in, or prevented from, the performance of any act required hereunder by reason of Force Majeure, then performance of such acts shall be excused for the period of the delay, and the period of the performance of any such act shall be extended for a period equivalent to the period of such delay. For purposes of this Lease, “Force Majeure” means delay due in whole or in part to any strike, lockout, labor trouble, civil disorder, inability to procure materials, failure of power, restrictive governmental laws and regulations, riots, insurrections, war, fuel shortages, accidents, casualties, acts of God, acts caused directly or indirectly by the other Party (or that Party’s agents, employees, contractors, licensees or invitees)

or any other cause beyond the reasonable control of the Party, then that Party shall not be deemed in Default under this Lease as a result of such failure and any time for performance provided for herein shall be extended by the period of delay resulting from such cause. In order for a Party to claim a Force Majeure delay, the Party must provide written notice to the other Party within ten (10) days of the occurrence of the event giving rise to the Force Majeure event and the amount of delay in performance that results from the Force Majeure delay. Force Majeure shall not excuse or delay the payment of any monetary obligation under this Lease or Tenant’s obligations under ARTICLE 5 or ARTICLE 7 of this Lease.

20.8 Counterparts. This Lease may be executed simultaneously or in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

20.9 Recorded Memorandum. This Lease shall not be recorded. However, the Parties hereto, on the request of either of them, shall enter into a memorandum of this Lease, in recordable form, setting forth the information specified in Section 3-101(e) of the Real Property Article of the Annotated Code of Maryland, or any successor or amendatory statute thereof. The Party submitting the memorandum for recording shall be obligated to pay any and all transfer and recordation taxes that may be due or required to be paid in connection with the recording of the memorandum or the underlying Lease referred to therein. Upon any extensions hereof, an amendment to such memorandum may be executed and recorded reflecting such renewal and the expiration date thereof. Notwithstanding anything herein to the contrary, Landlord and Tenant agree not to record any memorandum of this Lease until after the Lease Commencement Date.

20.10 Third Party Beneficiary. CMH is an Affiliate of Landlord. CMH is also a third party beneficiary of this Lease. Any right, option, election or remedy that is available to Landlord under the terms of this Lease shall also be available to CMH. Landlord would not have entered into this Lease unless it was expressly assured that CMH would have the ability to exercise all such rights, options, elections and remedies of Landlord. By way of example and not as a limitation, CMH may exercise the right of first offer set forth in Section 7.4 of this Lease and the right of first offer set forth in Section 8.7 of this Lease. Failure to mention in any particular provision of this Lease the right of CMH to approve, elect or benefit from such provision shall not be construed to imply that CMH does not have such right. Notwithstanding the forgoing, CMH shall have no obligation or liability under or in connection with this Lease.

20.11 WAIVER OF TRIAL BY JURY. LANDLORD AND TENANT HEREBY KNOWINGLY AND VOLUNTARILY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY HERETO AGAINST THE OTHER PARTY ON ANY AND EVERY MATTER, DIRECTLY OR INDIRECTLY, ARISING OUT OF OR WITH RESPECT TO THIS LEASE OR THE PROPERTY.

*        *        *

[Signatures contained on separate page following.]

THIS LEASE IS SIGNED as of the date first written above.

LANDLORD:

CMH II HOLDING CO.
a Maryland non-stock corporation

By:	/s/ James J. Xinis
Name:	James J. Xinis
Title:	President

TENANT:

CHP DUNKIRK MOB OWNER, LLC,
a Delaware limited liability company

By:	E. M. Gray
Name:	Erin M. Gray
Title:	Vice President

EXHIBIT A

Land

[Intentionally Omitted]

EXHIBIT 5.2

Prohibitions and Limitations on Use

[Intentionally Omitted]

EXHIBIT 5.4

Restricted Zip Codes

[Intentionally Omitted]

EXHIBIT 7.3(i)

Proposed Tenant Form

[Intentionally Omitted]

EXHIBIT 10.1

Insurance Requirements

[Intentionally Omitted]